SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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GREIF, INC.

(Name of Registrant as Specified in Its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement)

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GREIF, INC.
425 Winter Road
Delaware, Ohio 43015

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of Greif, Inc.:

Notice is hereby given that the Annual Meeting of Stockholders of Greif, Inc. (the “Company”) will be held at its principal executive offices, 425 Winter Road, Delaware, Ohio 43015, on February 23, 2009, at 10:00 A.M., Eastern time, for the following purposes:

1.	To elect nine directors to serve for a one-year term; and
2.	To transact such other business as may properly come before the meeting or any and all adjournments.

Only stockholders of record of the Class B Common Stock at the close of business on December 26, 2008, will be entitled to vote.

Whether or not you plan to attend this meeting, we hope that Class B stockholders will sign the enclosed proxy(s) and return them promptly in the enclosed envelope or vote by internet at www.proxyvote.com or by phone at +1 800 690 6903. If you are able to attend the meeting and wish to vote in person, at your request we will cancel your proxy.

/s/ Gary R. Martz

Gary R. Martz
Secretary

January 9, 2009

i

GREIF, INC.
425 Winter Road
Delaware, Ohio 43015

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 23, 2009

To the Stockholders of Greif, Inc.:

This Proxy Statement is being furnished to all stockholders of Greif, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Annual Meeting of Stockholders scheduled to be held on February 23, 2009, at 10:00 A.M., Eastern time, at the Company’s principal executive offices, 425 Winter Road, Delaware, Ohio 43015. It is anticipated that this Proxy Statement and form of proxy will first be sent to the stockholders on or about January 12, 2009.

PROXIES AND VOTING

This Proxy Statement is being furnished to Class B stockholders of the Company, the only class of stockholders entitled to vote at the Annual Meeting of Stockholders, in connection with the solicitation by management of proxies that will be used at the Annual Meeting of Stockholders. Class A stockholders are not entitled to vote at the Annual Meeting of Stockholders. Therefore, this Proxy Statement is being furnished to Class A stockholders for informational purposes only and no proxy is being solicited from them.

At the Annual Meeting of Stockholders, the Class B stockholders will vote upon: (1) the election of nine directors; and (2) such other business as may properly come before the meeting or any and all adjournments.

The nine nominees receiving the highest number of votes will be elected as directors. Class B stockholders do not have the right to cumulate their votes in the election of directors.

Shares of Class B Common Stock represented by properly executed proxies will be voted at the Annual Meeting of Stockholders in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the nine nominees described in this Proxy Statement. Any proxy may be revoked at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A Class B stockholder’s presence at the Annual Meeting of Stockholders does not by itself revoke the proxy.

Abstentions will be considered as shares of Class B Common Stock present at the Annual Meeting of Stockholders and will be counted for purposes of determining whether a quorum is present. Abstentions will not be counted in the votes cast for the election of directors and will not have a positive or negative effect on the outcome of that election.

If your Class B Common Stock is held in street name, you will need to instruct your broker regarding how to vote your Class B Common Stock.

If you do not provide your broker with voting instructions regarding the election of directors, your broker will nevertheless have the discretion to vote your shares of Class B Common Stock for the election of directors. There are certain other matters, however, over which your broker does not have discretion to vote your Class B Common Stock without your instructions—these situations are referred to as “broker non-votes.”

This Proxy Statement, the form of proxy and the Company’s Annual Report are available at www.proxyvote.com.

The close of business on December 26, 2008, has been fixed as the record date for the determination of Class B stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders and any adjournment thereof. On the record date, there were outstanding and entitled to vote 22,462,266 shares of Class B Common Stock. Each share of the Class B Common Stock is entitled to one vote in respect of the proposal or proposals to which such shares are entitled to vote.

PROPOSAL NO. 1 — ELECTION OF DIRECTORS

At the Annual Meeting of Stockholders, shares of the Class B Common Stock represented by the proxies, unless otherwise specified, will be voted to elect as directors for one-year terms Michael J. Gasser, Vicki L. Avril, Michael H. Dempsey, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook, and Patrick J. Norton, the nine persons recommended by the Nominating and Corporate Governance Committee of the Board of Directors, all of whom are currently directors of the Company. Each of the nominees has consented to being named in this Proxy Statement and to serve if elected. In the event that any nominee named above is unable to serve (which is not anticipated), the persons named in the proxy may vote it for another nominee of their choice.

Proxies cannot be voted at the Annual Meeting of Stockholders for a number of persons greater than the number of nominees named in this Proxy Statement.

Biographies of Director Nominees

Michael J. Gasser, 57, has been a director since 1991. He has been Chairman of the Board of Directors and Chief Executive Officer of the Company since 1994. From November of 2006 until October of 2007, he also served as the President of the Company. Mr. Gasser has been an executive officer of the Company since 1988. He is a member of the Executive and Stock Repurchase Committees. He is also a director for Bob Evans Farms, Inc., a restaurant and food products company.

Vicki L. Avril, 54, has been a director since 2004. Since June 2008, Ms. Avril has served as the Chief Executive Officer and President of TMK IPSCO, a manufacturer of steel and tubular products. She has been an executive officer of IPSCO since 2004, including serving as IPSCO’s Chief Financial Officer. From 2001 until its sale in 2003, Ms. Avril was Senior Vice President and Chief Financial Officer of Wallace Computer Services, Inc., a print management company. She is a member of the Audit Committee.

Michael H. Dempsey, 52, has been a director since 1996. He has been an investor since 1997. Prior to 1997, Mr. Dempsey was the President of Kuschall of America, a wheelchair manufacturing company. He is a member of the Executive and Nominating and Corporate Governance Committees. Mr. Dempsey is the brother of Judith D. Hook.

Bruce A. Edwards, 53, has been a director since 2006. For the past three years, he has served as the Global Chief Executive Officer for DHL Supply Chain, DHL’s supply chain services division and a member of the board of management for DPWN, DHL’s parent company. Prior to that time, he was Chief Executive Officer for Exel Americas, a supply chain services company. Mr. Edwards also serves as a director of The Ashtead Group, a UK listed global equipment rental company. He is a member of the Audit Committee.

Mark A. Emkes, 56, has been a director since 2008. For more than five years, he has been the Chairman and Chief Executive Officer of Bridgestone Firestone North America Tire LLC and since 2004, the Chairman and Chief Executive Officer of Bridgestone Americas Holdings, Inc., the world’s largest tire and rubber manufacturing company and effective January 1, 2009, also President. He is a member of the Compensation Committee.

John F. Finn, 58, has been a director since 2007. For more than five years, he has been the President and Chief Executive Officer of Gardner, Inc., a wholesale distributor to the outdoor power equipment industry. Mr. Finn also serves as a director of Cardinal Health, Inc., a health-care services company. He is a member of the Audit Committee.

Daniel J. Gunsett, 60, has been a director since 1996. For more than five years, he has been a partner with the law firm of Baker & Hostetler LLP. He is a member of the Compensation, Executive, Nominating and Corporate Governance, and Stock Repurchase Committees.

Judith D. Hook, 55, has been a director since 2003. Ms. Hook has been an investor for more than five years. She is a member of the Compensation and Stock Repurchase Committees. Ms. Hook is the sister of Michael H. Dempsey.

Patrick J. Norton, 58, has been a director since 2003. Mr. Norton retired as Executive Vice President and Chief Financial Officer of The Scotts Company, a consumer lawn and garden products company, in January 2003. Mr. Norton served as Executive Vice President and Chief Financial Officer of The Scotts Company from May 2000 until his retirement. Mr. Norton also serves as a director of The Scotts Company. He is a member of the Compensation and Executive Committees.

Directors Attendance at Annual Meeting of Stockholders

Under the Company’s Corporate Governance Guidelines, directors are expected to attend the Company’s Annual Meeting of Stockholders. All of the director nominees attended last year’s Annual Meeting of Stockholders.

BOARD OF DIRECTORS AND COMMITTEES

Board Meetings

The Company’s Board of Directors (the “Board”) held five meetings during the 2008 fiscal year. Each of the directors attended at least 75% of the meetings held by the Board and committees on which he or she served during the 2008 fiscal year. The Board has affirmatively determined that a majority of the Company’s directors meet the categorical standards of independence adopted by the Board and are independent directors as defined in the listing standards of the New York Stock Exchange (“NYSE”). See “Corporate Governance — Director Independence.”

Board Committees and Committee Meetings

The Board has established an Executive Committee, a Compensation Committee, an Audit Committee, a Stock Repurchase Committee and a Nominating and Corporate Governance Committee. The Board has affirmatively determined that each of the members of the Compensation, Audit and Nominating and Corporate Governance Committees meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards. See “Corporate Governance — Director Independence.”

The Board has adopted written charters for the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Copies of these charters are available on the Company’s website (http://www.greif.com). See “Corporate Governance — Availability of Corporate Governance Documents.”

The Executive Committee, whose current members are Messrs. Gasser, Dempsey, Gunsett and Norton, has the same authority, subject to certain limitations, as the Board during intervals between meetings of the Board. The Executive Committee held eight meetings during the 2008 fiscal year.

The Compensation Committee, whose current members are Messrs. Gunsett, Emkes and Norton and Ms. Hook, is responsible, among other matters, for discharging the Board’s responsibility relating to the compensation of executive officers and directors. This is accomplished by evaluating the compensation, fringe benefits and perquisites provided to the Company’s executive officers and adopting compensation policies applicable to the Company’s executive officers, including the specific relationship of corporate performance to executive compensation and the factors and criteria upon which the compensation of the Company’s Chief Executive Officer and other Named Executive Officers should be based. The Compensation Committee held six meetings during the 2008 fiscal year.

The Audit Committee, whose current members are Ms. Avril and Messrs. Edwards and Finn, is responsible, among other matters, for engaging and, when appropriate, replacing the Company’s independent auditors, reviewing with such auditors the scope and results of their audit, reviewing the Company’s accounting functions, operations and management, and considering the adequacy and effectiveness of the internal accounting controls and internal auditing methods, policies and procedures of the Company. The Company’s Board of Directors has determined that Ms. Avril is an “audit committee financial expert,” as that term is defined by applicable SEC regulations. No member of the Audit Committee may simultaneously serve on the audit committee of more than two other publicly traded companies. The Audit Committee held six meetings during the 2008 fiscal year.

The Stock Repurchase Committee, whose current members are Messrs. Gasser and Gunsett and Ms. Hook, is responsible for administering the Company’s Stock Repurchase Program. The Stock Repurchase Committee held five meetings during the 2008 fiscal year.

The Company’s Nominating and Corporate Governance Committee (the “Nominating Committee”), whose current members are Messrs. Dempsey and Gunsett, is responsible, among other matters, for recommending to the Board a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors. The Board then acts on the Nominating Committee’s recommendations and is responsible for (1) recommending to stockholders a slate of director nominees for election at each annual meeting of the Company’s stockholders and director nominees for election at any other stockholder meeting held for the election of one or more directors and (2) nominating at such meetings those persons it has recommended as director nominees. The Nominating Committee held one meeting during the 2008 fiscal year.

CORPORATE GOVERNANCE

Communications with the Board

The Board believes it is important for stockholders to have a process to send communications to the Board. Accordingly, any stockholder or other interested party who desires to make his or her concerns known to the non-management directors or to the entire Board may do so by communicating with the chairperson of the Audit Committee by e-mail to audit.committee@greif.com or in writing to Audit Committee Chairperson, Greif, Inc., 425 Winter Road, Delaware, Ohio 43015. All such communications will be forwarded to the non-management directors or the entire Board as requested in the communication.

Executive Sessions of Non-Management Directors

The non-management directors of the Company meet without the Company’s management at least four times each year, and during at least one of those meetings, the non-management directors schedule an executive session that includes only independent directors. These meetings are typically held in conjunction with a regularly scheduled Board meeting and at such other times as necessary or appropriate. The chairpersons of the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee rotate as chairperson of meetings of the non-management directors.

Director Independence

The Board has adopted categorical standards to assist it in making its determination of director independence. Under these standards, a director of the Company will be considered independent unless:

(a) within the preceding three years, (i) the director was employed by the Company, or (ii) an immediate family member of the director was employed by the Company as an executive officer;

(b) within the preceding three years, the director or an immediate family member of the director received more than $100,000, during any twelve-month period, in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(c) the director or an immediate family member of the director is a current partner of a firm that is the Company’s present internal or external auditor; the director is a current employee of a firm that is the Company’s present internal or external auditor; an immediate family member of the director is a current employee of the Company’s present internal or external auditor and participates in that firm’s audit, assurance or tax compliance practice (excluding tax planning); or the director or an immediate family member of the director was within the preceding three years, but is no longer, a partner or employee of a firm that is the Company’s present internal or external auditor and personally worked on the Company’s audit within that time;

(d) the director or an immediate family member of the director is, or has been within the preceding three years, employed as an executive officer of another company for which any of the Company’s present executive officers at the same time serves or served on that company’s compensation committee;

(e) the director is an employee, executive officer, partner (other than a limited partner) or significant equity holder of a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues, or an immediate family member of the director is a current executive officer of another company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1.0 million or 2% of such other company’s consolidated gross revenues;

(f) the director is an executive officer, partner or significant equity holder of another organization that is indebted to the Company, or to which the Company is indebted, and the total amount of indebtedness exceeds 2% of the total consolidated assets of such organization; or

(g) within the preceding three years, the director was an executive officer, trustee or director of a foundation, university or other non-profit or charitable organization receiving grants, endowments or other contributions from the Company, in any single fiscal year, which exceeded the greater of $1.0 million or 2% of such charitable organization’s consolidated gross revenues.

For purposes of the above standards: (i) compensation received by an immediate family member of a director for service as a non-executive employee of the Company shall not be considered in determining independence under (b) above; (ii) in applying the test under (e) above, both the payments and the consolidated gross revenues to be measured shall be those reported in the last completed fiscal year and the look-back provisions shall apply solely to the financial relationship between the Company and the director or immediate family member’s current employer and not to former employment of the director or immediate family member; (iii) an “immediate family member” includes a person’s spouse, parents, children, siblings, mothers and fathers-in-law, sons and daughters-in-law, brothers and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home, but in applying any lookback provisions, the Company will not consider individuals who are no longer immediate family members as a result of legal separation or divorce or those who have died or become incapacitated; and (iv) a significant equity holder of an organization will normally be considered a stockholder, limited partner or member owning 10% or more of the voting or equity interests in that organization. These categorical standards are also set forth on the Company’s website. See “ — Availability of Corporate Governance Documents.”

The Board has determined that Ms. Avril, Mr. Dempsey, Mr. Edwards, Mr. Emkes, Mr. Finn, Mr. Gunsett, Ms. Hook and Mr. Norton, a majority of the Company’s directors, are independent under the above categorical standards. These directors are also independent directors as defined in the listing standards of the New York Stock Exchange (“NYSE”). Mr. Gasser, who is an employee of the Company, is not an independent director under the above categorical standards or the NYSE listing standards. The Board has determined that Mr. Gunsett is independent because legal fees paid to Baker & Hostetler LLP, where Mr. Gunsett is a partner, are not material to the Company and that the nature of the relationship has been properly disclosed to the Board. The Company does not anticipate that legal fees paid to Baker & Hostetler LLP will be material in the 2009 fiscal year.

Nomination of Directors

The Nominating Committee will consider individuals recommended by stockholders for membership on the Board. If a stockholder desires to recommend an individual for membership on the Board, then that stockholder must provide a written notice to the Secretary of the Company at 425 Winter Road, Delaware, Ohio 43015 (the “Recommendation Notice”). In order for a recommendation to be considered by the Nominating Committee, the Recommendation Notice must contain, at a minimum, the following: the name and address, as they appear on the Company’s books, and telephone number of the stockholder making the recommendation, including information on the number of shares and class of stock owned, and if such person is not a stockholder of record or if such shares are owned by an entity, reasonable evidence of such person’s ownership of such shares or such person’s authority to act on behalf of such entity; the full legal name, address and telephone number of the individual being recommended, together with a reasonably detailed description of the background, experience and qualifications of that individual; a written acknowledgement by the individual being recommended that he or she has consented to that recommendation and consents to the Company’s undertaking of an investigation into that individual’s background, experience and qualifications in the event that the Nominating Committee desires to do so; the disclosure of any relationship of the individual being recommended with the Company or any of its subsidiaries or affiliates, whether direct or indirect; and, if known to the stockholder, any material interest of such stockholder or individual being recommended in any proposals or other business to be presented at the Company’s next Annual Meeting of Stockholders (or a statement to the effect that no material interest is known to such stockholder).

Except for the director nominees recommended by the Nominating Committee to the Board, no person may be nominated for election as a director of the Company during any stockholder meeting unless such person was first recommended by a stockholder for Board membership in accordance with the procedures set forth in the preceding paragraph and the Recommendation Notice was received by the Company not less than 60 days nor more than 90 days prior to the date of such meeting; provided, however, if less than 75 days notice or prior public disclosure of the date of a stockholders’ meeting is given or made to stockholders, then, in order to be timely received, the Recommendation Notice must be received by the Company no later than the close of business on the 10th day following the day on which such notice of the date of the stockholders’ meeting was mailed or such public disclosure was made.

The Nominating Committee’s Charter sets forth certain specific, minimum qualifications that must be met by a Nominating Committee-recommended nominee for a position on the Board, as well as qualities and skills that Board members possess. The Nominating Committee determines, and reviews with the Board on an annual basis, the desired skills and characteristics for directors as well as the composition of the Board as a whole. This assessment considers director’s qualification as independent, as well as diversity, age, skill and experience in the context of the needs of the Board. At a minimum, directors should share the values of the Company and should possess the following characteristics: high personal and professional integrity; the ability to exercise sound business judgment; an inquiring mind; and the time available to devote to Board activities and the willingness to do so. Ultimately, the Nominating Committee will select prospective Board members who the Nominating Committee believes will be effective, in conjunction with the other members of the Board, in collectively serving the long-term interests of the stockholders.

In the event that the Nominating Committee, the Board or the Chairman/Chief Executive Officer identifies the need to fill a vacancy or to add a new member to fill a newly created position on the Board with specific criteria, the Nominating Committee initiates a search process and keeps the

Board apprised of progress. The Nominating Committee may seek input from members of the Board, the Chairman/Chief Executive Officer and other management or hire a search firm when appropriate. In addition, as a matter of policy, the Nominating Committee will consider candidates for Board membership recommended by stockholders. The initial candidate or candidates, including anyone recommended by a stockholder, who satisfy the specific criteria for Board membership and otherwise qualify for membership on the Board, are then reviewed and evaluated by the Nominating Committee; the evaluation process for candidates recommended by stockholders is not to be different. The Nominating Committee is to maintain and update a list of candidates recommended from all sources. The Nominating Committee will then determine the Nominating Committee member or Board member or other person involved in the process (such as a search firm) who will make the initial contact with the prospective candidate or candidates. The Chairman/Chief Executive Officer and at least one member of the Nominating Committee will interview the identified candidate or candidates. Based on the interviews and all other information available to the Nominating Committee, the Nominating Committee will meet to consider and approve a final candidate or candidates, as the case may be. The Nominating Committee then will make its recommendation to the Board.

The Company has not, as of January 9, 2009, received any recommendations from stockholders for nominees for the Board.

Availability of Corporate Governance Documents

The Board has adopted the following corporate governance documents with respect to the Company (the “Corporate Governance Documents”):

•	Corporate Governance Guidelines of the Board;
•	Code of Business Conduct and Ethics for directors, officers and employees (which is available in several different languages);
•	Code of Ethics for Senior Financial Officers;
•	Stock Ownership Guidelines applicable to directors, officers and other key employees;
•	Charter for the Audit Committee;
•	Charter for the Nominating and Corporate Governance Committee;
•	Charter for the Compensation Committee; and
•	Independence Standards for Directors.

Each of the Corporate Governance Documents is posted on the Company’s Internet Website at www.greif.com under “Investor Center — Corporate Governance.” Copies of each of the Corporate Governance Documents are also available in print to any stockholder of the Company, without charge, by making a written request to the Company. Requests should be directed to Greif, Inc., Attention: Secretary, 425 Winter Road, Delaware, Ohio 43015.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of December 26, 2008, with respect to the only persons known by the Company to be the beneficial owners of more than 5% of the Class B Common Stock, the Company’s only class of voting securities:

Name and Address	Class of Stock	Type of Ownership	Number of Shares	Percent of Class
Michael H. Dempsey 2240 Encinitas Boulevard Suite D-403 Encinitas, California 92024	Class B	See (1) below	12,504,962	55.7%
Marquis Trust c/o Michael H. Dempsey, Trustee 782 West Orange Road Delaware, Ohio 43015	Class B	Record and Beneficially	2,127,028	9.5%
Patricia M. Dempsey Trust c/o Michael H. Dempsey, Trustee 782 West Orange Road Delaware, Ohio 43015	Class B	Record and Beneficially	2,127,028	9.5%
Family Trust for the benefit of Mary T. McAlpin c/o Michael H. Dempsey, Trustee 782 West Orange Road Delaware, Ohio 43015	Class B	Record and Beneficially	2,127,028	9.5%
Hyatts Trust c/o Michael H. Dempsey, Trustee 782 West Orange Road Delaware, Ohio 43015	Class B	Record and Beneficially	2,127,028	9.5%
Nob Hill Trust c/o Michael H. Dempsey, Trustee 782 West Orange Road Delaware, Ohio 43015	Class B	Record and Beneficially	2,127,026	9.5%
Robert C. Macauley 88 Hamilton Avenue Stamford, Connecticut 06902	Class B	Record and Beneficially	1,679,912	7.5%
Virginia D. Ragan 65 East State Street Suite 2100 Columbus, Ohio 43215	Class B	See (2) below	1,268,255	5.6%
Mary T. McAlpin 65 East State Street Suite 2100 Columbus, Ohio 43215	Class B	See (3) below	1,264,833	5.6%

(1)	Includes shares held (A) by Mr. Dempsey as trustee under his revocable and grantor retained annuity trusts (1,013,300 shares), (B) by Mr. Dempsey as trustee of a charitable lead annuity trust and as trustee of various Dempsey family trusts, including the trusts identified in this table as the Marquis Trust, Patricia M. Dempsey Trust, Family Trust for the benefit of Mary T. McAlpin, Hyatts Trust and Nob Hill Trust (10,963,668 shares), and (C) by Mr. Dempsey as president of a charitable foundation (525,140 shares). Also includes shares held by a family trust (2,854 shares) of which Mr. Dempsey’s spouse is the trustee. Mr. Dempsey disclaims beneficial ownership of the shares held by this family trust.
(2)	Includes shares held by Ms. Ragan as trustee under her revocable and grantor retained annuity trusts.
(3)	Includes shares held by Ms. McAlpin as trustee under her revocable and grantor retained annuity trusts.

The following table sets forth certain information, as of December 26, 2008, with respect to the Class A Common Stock and Class B Common Stock (the only equity securities of the Company) beneficially owned, directly or indirectly, by each director, nominee for director and each Named Executive Officer:

	Title and Percent of Class(1)(2)
Name	Class A		%
Vicki L. Avril	7,468		*
Ronald L. Brown	25,962		*
Michael H. Dempsey	37,914	(3)	*
Bruce A. Edwards	4,468		*
Mark A. Emkes	1,958		*
John F. Finn	958		*
David B. Fischer	8,635		*
Michael J. Gasser	313,617		1.3%
Daniel J. Gunsett	27,468		*
Judith D. Hook	22,336		*
Donald S. Huml	37,583		*
Gary R. Martz	47,295		*
Patrick J. Norton	15,468		*
Michael C. Patton	3,476		*

	Title and Percent of Class(1)
Name	Class B		%
Vicki L. Avril	—		*
Ronald L. Brown	1,400		*
Michael H. Dempsey	12,504,962	(4)	55.7%
Bruce A. Edwards	—		*
Mark A. Emkes	—		*
John F. Finn	—		*
David B. Fischer	—		*
Michael J. Gasser	23,796		*
Daniel J. Gunsett	3,000		*
Judith D. Hook	778,282	(5)	3.5%
Donald S. Huml	—		*
Gary R. Martz	600		*
Patrick J. Norton	—		*
Michael C. Patton	—		*

*	Less than one percent.
(1)	Except as otherwise indicated below, the persons named in the table (and their spouses, if applicable) have sole voting and investment power with respect to all shares of Class A Common Stock or Class B Common Stock, as the case may be, owned by them. This table includes shares for Class A Common Stock subject to currently exercisable options, or options exercisable within 60 days of December 26, 2008, granted by the Company under certain stock option plans, for the following directors and Named Executive Officers: Ms. Avril — 4,000; Mr. Brown — 0; Mr. Dempsey — 28,000; Mr. Edwards — 0; Mr. Emkes — 0; Mr. Finn — 0; Mr. Fischer — 0; Mr. Gasser — 281,000; Mr. Gunsett — 24,000; Ms. Hook — 8,000; Mr. Huml — 0; Mr. Martz — 33,136; Mr. Norton — 8,000; and Mr. Patton — 0.
(2)	This table includes restricted shares of Class A Common Stock which have been awarded to directors under the Company’s 2005 Outside Directors Equity Award Plan, including shares the receipt of which has been deferred at the director’s election under the terms of the Directors Deferred Compensation Plan. If deferral is elected, restricted shares are issued to the trustee of a rabbi trust established in connection with the Directors Deferred Compensation Plan. The total number of restricted shares of Class A Common Stock which have been deferred by each director as of December 26, 2008, is as follows: Ms. Avril — 3,468 shares; Mr. Dempsey — 3,468 shares; Mr. Edwards — 3,468 shares; Mr. Emkes — 958 shares; Mr. Finn — 958 shares; Mr. Gunsett — 3,468 shares; Ms. Hook — 3,468 shares; Mr. Norton — 3,468 shares.
(3)	Includes shares of Class A Common Stock (A) held individually by Mr. Dempsey and as trustee under his revocable and grantor retained annuity trusts (5,216 shares), (B) held by Mr. Dempsey as trustee of various family trusts (4,698 shares), and (C) which may be acquired upon Mr. Dempsey’s exercise of the stock options as set forth in footnote (1) of this table.
(4)	Includes shares of Class B Common Stock held (A) individually by Mr. Dempsey and as trustee under his revocable and grantor retained annuity trusts (1,013,300 shares), (B) by Mr. Dempsey as trustee of a charitable lead annuity trust and as trustee of various Dempsey family trusts, including the trusts identified in the prior table as the Marquis Trust, Patricia M. Dempsey Trust, Family Trust for the benefit of Mary T. McAlpin, Hyatts Trust and Nob Hill Trust (10,963,668 shares), and (C) by Mr. Dempsey as president of a charitable foundation (525,140 shares). Also includes shares held by a family trust (2,854 shares) of which Mr. Dempsey’s spouse is the trustee. Mr. Dempsey disclaims beneficial ownership of the shares held by this family trust.
(5)	Includes shares held by Ms. Hook as trustee under her revocable and grantor retained annuity trusts.

The Class A Common Stock has no voting power, except when four quarterly cumulative dividends upon the Class A Common Stock are in arrears and in certain other limited circumstances.

The following table sets forth the equity securities owned or controlled by all directors and executive officers as a group (19 persons) as of December 26, 2008:

Title of Class of Stock	Amount Beneficially Owned	Percent of Class
Class A Common Stock(1)	593,395	2.5%
Class B Common Stock	13,312,640	59.3%

(1)	Includes 416,136 shares subject to currently exercisable options or options exercisable within 60 days of December 26, 2008, granted by the Company under certain stock option plans.

EXECUTIVE OFFICERS OF THE COMPANY

The following information relates to executive officers of the Company (elected annually):

Name	Age(1)	Positions and Offices	Year First Became Executive Officer
Michael J. Gasser	57	Chairman of the Board of Directors and Chief Executive Officer	1988
Donald S. Huml	62	Executive Vice President and Chief Financial Officer	2002
David B. Fischer	46	President and Chief Operating Officer	2004
Ronald L. Brown	61	Senior Vice President, Global Sourcing and Supply Chain	2004
Karen P. Lane	60	Senior Vice President, People Services and Talent Development	2007
Gary R. Martz	50	Senior Vice President, General Counsel and Secretary, and President, Soterra LLC (subsidiary company)	2002
Michael C. Patton	47	Senior Vice President and Divisional President, Greif Packaging — North America	2004
Ivan Signorelli	56	Senior Vice President and Divisional President, Industrial Packaging & Services — Europe, Middle East and Africa	2005
Kenneth B. Andre, III	43	Vice President, Corporate Controller and Chief Information Officer	2006
John K. Dieker	45	Vice President and Treasurer	1996
Sharon R. Maxwell	59	Assistant Secretary	1997

(1)	As of the Annual Meeting of Stockholders of the Company, February 23, 2009.

Michael J. Gasser has served as Chairman of the Board and Chief Executive Officer since 1994. From November of 2006 until October of 2007, he also served as President. He has been an executive officer of our company since 1988, and joined our company in 1979.

Donald S. Huml has served as Executive Vice President since 2006 and as Chief Financial Officer since joining our company in 2002.

David B. Fischer has served as President and Chief Operating Officer since 2007. From 2004 to 2007, Mr. Fischer served as Senior Vice President and Divisional President, Industrial Packaging & Services — Americas, which included responsibility for Africa. He assumed responsibility for Australia and Asia in 2005 and 2006. Prior to that time, and for more than five years, Mr. Fischer worked for The Dow Chemical Company, a global science and technology-based company, most recently serving as Business Vice President for the polyurethane business.

Ronald L. Brown has served as Senior Vice President, Global Sourcing and Supply Chain since 2004. From 2001 to 2004, Mr. Brown served as Vice President, Industrial Packaging & Services — North America. Prior to that time and since 1997, he served as Vice President, Sales and Marketing for the Industrial Packaging & Services segment.

Karen P. Lane has served as Senior Vice President, People Services and Talent Development since 2007. Prior to that, and for more than five years, she served as the President of Lane Leadership, LLC, an executive coaching and succession planning firm located in Columbus, Ohio.

Gary R. Martz has served as Senior Vice President, General Counsel and Secretary since joining our company in 2002. Since 2005, Mr. Martz also has served as President of Soterra LLC (subsidiary company). Prior to 2002, and for more than five years, he served as a partner in the law firm of Baker & Hostetler LLP.

Michael C. Patton has served as Divisional President Greif Packaging — North America since 2007. From 2005 to 2007, Mr. Patton served as Senior Vice President, Paper, Packaging. In 2006 he assumed responsibility for Closures. From 2004 to early 2006, Mr. Patton served as Senior Vice President, Transformation Worldwide. Earlier in 2004, he had served as Vice President and General Manager, Midwest (North America). From 2002 to 2004, he served as Vice President, Steel (North America) and from 2000 to 2002 he served as Vice President and General Manager, Multiwall.

Ivan Signorelli has served as Divisional President, Industrial Packaging and Services — Europe, Middle East, and Africa, since 2007. From 2005 to 2007, Mr. Signorelli served as Senior Vice President, Industrial Packaging — Europe. From 1997 to 2005, Mr. Signorelli served as the Strategic Business Unit Manager of Latin America for Industrial Packaging & Services, adding Africa to his responsibilities in 2003.

Kenneth B. Andre, III has served as Corporate Controller since 2006, and in that capacity is the chief accounting officer of the Company. He also has served as Chief Information Officer since 2003. He served as Director of IT Applications for Industrial Packaging & Services — North America business from 2002 to 2003. Prior to 2002, he served as the Company’s Director of International IT at the Greif Coordination Center in Belgium.

John K. Dieker has served as Vice President and Treasurer since 2006. Prior to that time, and for more than five years, he served as Vice President and Corporate Controller, and in that capacity, was chief accounting officer of the Company through 2005.

Sharon R. Maxwell has served as the Assistant Secretary of the Company and Executive Assistant to Michael J. Gasser for more than five years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s officers and directors, and persons owning more than 10% of a registered class of the Company’s equity securities, to file reports of ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the Securities and Exchange Commission’s regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to the Company, the Company believes that during its 2008 fiscal year all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with by such persons, except that Daniel J. Gunsett, a director of the Company, had one Form 4 filing that was one day late during the 2008 fiscal year and Sharon R. Maxwell, Assistant Secretary of the Company, had one Form 4 filing that was late during the 2008 fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Daniel J. Gunsett, Mark A. Emkes, Judith D. Hook, and Patrick J. Norton served as members of the Company’s Compensation Committee for the 2008 fiscal year. During the 2008 fiscal year, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf, and it anticipates retaining such firm in 2009. Mr. Gunsett is a partner of Baker & Hostetler LLP.

No executive officer of the Company served during the 2008 fiscal year as a member of a compensation committee or as a director of any entity of which any of the Company’s directors served as an executive officer.

COMPENSATION COMMITTEE

During 2008, the Compensation Committee members were Daniel J. Gunsett — chairperson, Mark A. Emkes, Judith D. Hook and Patrick J. Norton.

The Compensation Committee’s responsibilities include, among other matters, the following:

•	reviewing and approving the compensation of the Chief Executive Officer and the Company’s other executive officers to ensure that their compensation is consistent with the Company’s compensation policies and philosophies;
•	reviewing, approving and overseeing the administration of the Company’s equity-based compensation plans;
•	reviewing and discussing with management and, based upon this review and discussion, recommending to the Board of Directors whether the Compensation Discussion and Analysis be included in the Company’s proxy statement; and
•	reviewing and approving compensation programs limited to executive officers and other key employees.

See Compensation Discussion and Analysis for Chief Executive Officer’s role in executive compensation determination.

The Compensation Committee also has a Special Subcommittee on Incentive Compensation (the “Special Subcommittee”) that administers the Company’s Short Term Incentive Plan and the Long Term Incentive Plan. The members of the Special Subcommittee are Patrick J. Norton — chairperson, Mark A. Emkes and Judith D. Hook. These plans, both of which have received stockholder approval, are intended to provide participants with incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. All of the members of the Special Subcommittee are “outside directors” as that term is defined in Section 162(m) of the Internal Revenue Code.

The Special Subcommittee’s responsibilities for the Short Term Incentive Plan and the Long Term Incentive Plan include, among other matters, the following:

•	selecting participants from among the Company’s executive officers and key employees;
•	at the beginning of a performance period, establishing the performance goals to be achieved and the target amount of the awards to be earned by participants based upon the level of achievement of such performance goals; and
•	after the end of the performance period, certifying the extent to which the performance goals have been achieved and determining the amount of the awards that are payable to participants.

See “Compensation Discussion and Analysis — Elements of Compensation — Short Term Incentive Plan and Long Term Incentive Plan” below for a more detailed discussion of these plans. In addition, for a discussion of the role of our Chief Executive Officer, Michael J. Gasser, in determining or recommending the amounts or forms of compensation paid to our executive officers, as well as our limited use of Watson Wyatt Worldwide, Inc. (“Watson Wyatt”) and Towers Perrin (“Towers”), outside compensation consultants, with respect to 2008 compensation paid to our executive officers, see the “Compensation Discussion and Analysis” below.

The Board has adopted a written charter for the Compensation Committee available on the Company’s Internet website located at www.greif.com. All of the members of the Compensation Committee are independent directors as defined in the NYSE listing standards and meet the categorical standards of independence adopted by the Board. The Compensation Committee and the Special Subcommittee have the authority to hire their own attorneys and other advisors. See “Corporate Governance — Director Independence” above.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis below with the Company’s management and, based on this review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company’s Annual Report on Form 10-K for its 2008 fiscal year (the “2008 Form 10-K”).

Submitted by the Compensation Committee of the Board of Directors.

Daniel J. Gunsett, Committee Chairperson
Mark A. Emkes
Judith D. Hook
Patrick J. Norton

COMPENSATION DISCUSSION AND ANALYSIS

The purpose of this Compensation Discussion and Analysis section is to discuss and analyze the objectives and implementation of our executive compensation programs with respect to our Named Executive Officers set forth in the Summary Compensation Table below. This analysis should be read in conjunction with the compensation related tables that immediately follow this discussion and analysis, as well as with our 2008 Form 10-K. This discussion and analysis was prepared in cooperation with the Company’s Compensation Committee, the members of which have reviewed and conferred with the Company’s management regarding this discussion and analysis.

Compensation Policies and Philosophies

The Company’s compensation policies and philosophies are designed to align compensation with business objectives, performance and stockholder value, while enabling the Company to attract, retain, incentivize and reward individuals who contribute to the long-term success of the Company. As a manufacturer of industrial packaging products, the Company recruits and hires executives from other major manufacturing companies and Fortune 500 companies, and thus we believe our executive compensation program must be competitive in order to attract and retain our executives, including each of the Named Executive Officers. The Company attempts to achieve its policies and philosophies by establishing performance objectives for its executive officers and by linking compensation to financial performance goals, which may include, but are not limited to, targets for operating profit margins, return on net assets, selling, general and administrative expenses in comparison to net sales, and operating working capital.

The Compensation Committee further believes that a portion of each executive’s compensation should be linked to the Company’s short-term and long-term performance. In that regard, the Company’s Short Term Incentive Plan links the annual payment of cash bonuses to the achievement of targeted return on net assets goals. The Long Term Incentive Plan links the long-term payment of bonuses to the achievement of targeted earnings per share and free cash flow goals. The Long Term Incentive Plan aligns stockholder value with compensation by providing for a portion of the payouts in restricted shares, as well as cash. The Long Term Incentive Plan is also intended to facilitate compliance with the Company’s stock ownership guidelines. See “Elements of Compensation — Long Term Incentive Plan” and “ — Stock Ownership Guidelines” below.

In light of the current global economic conditions, the Company’s management, led by Mr. Gasser, implemented certain cost-cutting measures in November 2008 in an effort to remain ahead of these economic conditions. For calendar year 2009, the Company has suspended salary increases, where legally permissible, for all employees, including the Named Executive Officers, but excluding certain production employees and employees in countries with high rates of inflation. In addition, the Company has suspended matching contributions in the Company’s 401(k) plan in the United States. Furthermore, in determining the targets for the Short Term Incentive Plan for fiscal year 2009 and the three-year performance period commencing November 1, 2008 under the Long Term Incentive Plan, the Special Subcommittee used its discretion to adjust performance goals in light of the global economic situation. These changes will primarily be reflected in the Company’s 2010 Proxy Statement.

CEO’s Role in Executive Compensation Determinations.

Our Chief Executive Officer, Mr. Gasser, reviews the performance of each Named Executive Officer (other than himself) on an annual basis. Mr. Gasser then makes recommendations to the Compensation Committee on the amount of each such Named Executive Officer’s base salary for the upcoming calendar year and on award opportunities with respect to the Short Term Incentive Plan for the upcoming fiscal year and Long Term Incentive Plan for the prospective three-year performance period. Mr. Gasser makes his recommendations based on his subjective review of pre-established categories of executive performance for each Named Executive Officer, as approved by the Compensation Committee and as discussed under “2008 Performance Reviews” below. After review and discussion with Mr. Gasser of his recommendations, the Compensation Committee establishes base salaries for the Named Executive Officers, and the Special Subcommittee that administers the

Short Term Incentive Plan and the Long Term Incentive Plan establishes award opportunity levels under those plans. See “Compensation Committee” above.

Peer Group Review.

As stated above, the Company understands that to accomplish its objectives, including keeping its executive talent, it needs to pay competitive compensation. As a result, the Compensation Committee periodically, but at least annually, reviews comparable positions in the market to confirm that the compensation paid to the Company’s Chief Executive Officer and other Named Executive Officers remains competitive. For 2008, the Compensation Committee engaged compensation consultants, Watson Wyatt and Towers, to provide the Compensation Committee with the market information necessary for this review. Both companies provide other services to the Company. At the request of the Compensation Committee, Watson Wyatt and Towers conducted peer group and market surveys to assist the Compensation Committee in ensuring the Company’s executive compensation remained commensurate with responsibilities and to provide advice on market trends and executive compensation generally. Neither Watson Wyatt nor Towers determined or recommended the amount or form of compensation paid to our executive officers, including our Named Executive Officers, during 2008.

The companies in the peer group were selected by the Compensation Committee based on the nature, composition, geographic scope, complexity and key financial data of potential peer companies in the packaging, paper, manufacturing and industrial businesses. The Compensation Committee reviews the peer group compensation in comparison with the Company’s Named Executive Officer compensation levels. The Compensation Committee does not establish targets or benchmarks in assessing peer data in comparison with the Company’s executive compensation, but rather uses peer and other market data to confirm that the Company’s compensation awards are comparable and competitive with peer and market data. For 2008, the Company’s peer group consisted of the following companies:

Owens-Illinois, Inc.	Pactiv Corp.
Crown Holdings, Inc.	Silgan Holdings, Inc.
Ball Corp.	Graphic Packaging Corp.
MeadWestvaco Corp.	Louisiana-Pacific Corp.
Avery Dennison Corp.	Packaging Corporation of America
Temple-Inland Inc.	Rock-Tenn Co.
Sealed Air Corp.	AptarGroup, Inc.
Sonoco Products Co.	Potlatch Corp.
Bemis Co. Inc.	Spartech Corp.
Bowater Inc.	Valmont Industries

Elements of Compensation

During 2008, the key elements of our compensation package were base salary, an annual short term cash bonus plan, a long term incentive plan that provides a combination of cash and restricted stock awards, a retirement plan, a deferred compensation plan and a Supplemental Executive Retirement Plan. The Company also offers annual physical health exams as a perquisite and other benefits to its Named Executive Officers, such as a 401(k) plan available to all U.S. employees that provides participants with a variety of investment choices, including a Company stock fund.

The Compensation Committee uses a tally sheet for the Chief Executive Officer and for each of the other Named Executive Officers to review total compensation and each of the elements of compensation. These tally sheets typically contain the following information: current base salary; Short Term Incentive Plan target for the current fiscal year, the payments for the preceding two fiscal years, and the anticipated payment; the Long Term Incentive Plan targets for the three-year periods for the preceding, current and next fiscal year, the payments for the preceding two fiscal years, and the anticipated payment to be made for the three-year period just ended; the current value of the Supplemental Executive Retirement Plan (as discussed under the Pension Benefits Table and accompanying narrative below); the value of the Company’s minimal perquisites (discussed below);

and the value of any unexercised stock options. Tally sheets are used by the Compensation Committee to ensure that it has access to a comprehensive summary of each Named Executive Officer’s total compensation, or potential total compensation, as the Compensation Committee makes compensation decisions for the next calendar year. The Compensation Committee’s final determinations regarding one element of compensation are independent of the other elements of compensation and do not affect decisions regarding those other elements of compensation, other than to the extent that awards under the Short Term Incentive Plan and the Long Term Incentive Plan are calculated by using a percentage of base salary. Further, the base salaries were also compared to the compensation levels of other executive officers having equivalent responsibility within the Company for fairness purposes.

Base Salary.

The base salary for the Chief Executive Officer and each of the other Named Executive Officers for calendar year 2008 was based on their scope of responsibility and assessments of each executive’s contributions toward the Company’s success. In addition, each officer’s base salary was affected by the officer’s performance against the criteria described below during the prior twelve-month period, as reviewed by the Compensation Committee and recommended by Mr. Gasser (for each officer other than himself). The base salaries were also compared to the compensation levels of other executive officers having equivalent responsibility at the peer group companies to confirm that the base salaries were competitive with the market. In making his base salary recommendations for 2009, Mr. Gasser noted the following factors for the performance of each of the Named Executive Officers during the prior calendar year: for Mr. Huml, through his leadership, the Company reached two of its four 2009 financial goals a year early, is well positioned to deal with the current economic conditions and has strengthened its credibility with the investing public; for Mr. Fischer, in his first full year as president and chief operating officer, he performed at a high level in managing the leaders of the Company’s global businesses and was instrumental in the identification and subsequent execution of strategic acquisitions; for Mr. Martz, he was an integral part of the execution of strategic acquisitions and has demonstrated excellent leadership in the Timber business unit; for Mr. Patton, he led the North American industrial packaging and paper packaging businesses to outstanding results in the face of difficult economic conditions and continued to optimize the Greif Business System in North America; and for Mr. Brown, he was successful in achieving significant cost savings through various global sourcing initiatives and deepened relationships with critical suppliers.

In addition, the Compensation Committee noted Mr. Fischer’s high level of performance in his first full year of performance as president and chief operating officer, and approved, with the concurrence of Mr. Gasser, the payment of a $100,000 bonus to Mr. Fischer.

As discussed in “Compensation Policies and Philosophies”, the Company has suspended salary increases for substantially all of its employees in calendar 2009, and therefore, the Named Executive Officers’ base salaries, at this time, will remain unchanged from calendar year 2008 levels. See “ — Summary Compensation Table” below.

Short Term Incentive Plan.

The Company has an annual cash incentive bonus plan (the “Short Term Incentive Plan”) that is intended to provide short-term incentive compensation to participants, which, consistent with our compensation objectives, is linked to the profitability of the Company’s businesses during each fiscal year. This Short Term Incentive Plan, which has received stockholder approval, is intended to provide participants with incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. See “ — Tax Considerations Affecting Compensation Decisions” below.

The Special Subcommittee administers the Short Term Incentive Plan. Among other matters, the Special Subcommittee approves participants for the Short Term Incentive Plan from among the Company’s executive employees and determines the performance goals, target amounts, award opportunities and other terms and conditions of awards under the Short Term Incentive Plan. Awards under the Short Term Incentive Plan consist of cash amounts payable upon the achievement, during a specified performance period, of specified objective performance goals. At the beginning of a performance period for a given award, the Special Subcommittee establishes the performance goals, award opportunity and the target amount of the award which will be earned by the Named Executive Officers if the performance goals are achieved in full, together with any lesser or greater amount that will be earned if the performance goals are only partially achieved or exceeded. After the end of the performance period, the Special Subcommittee certifies the extent to which the performance goals are achieved and determines the amount of the award that is payable.

Consistent with prior years, the Short Term Incentive Plan’s 2008 financial performance goals were based, and its 2009 financial performance measures will be based, upon the achievement of targeted measures of return on net assets (“RONA”), subject to such adjustments that the Special Subcommittee determines to be necessary to reflect accurately the RONA of the Company, and/or one or more operating groups of the Company, on the award date. The Special Subcommittee originally chose RONA as the measure for the Short Term Incentive Plan because it believed this metric to be the best measure of current profitability supporting growth. For fiscal 2008, and consistent with the preceding year, the targeted measure of RONA for the following two Named Executive Officers was based 50% on corporate performance and 50% on the performance of the area of responsibility indicated for that individual: Mr. Patton was responsible for Industrial Packaging and Paper Packaging in North America; and Mr. Brown was responsible for global sourcing and supply chain.

No incentive bonus is paid if the RONA calculation is below the threshold established for that specific performance period, using the formula for the calculation as stated in the plan (see the Summary Compensation Table and Grants of Plan-Based Awards Table below for information on the plan formula). For fiscal years 2007 and 2008 the threshold RONA calculation was 16% and 18%, respectively, which would have resulted in a 70% and 60%, respectively, payout of each individual Named Executive Officer’s award potential. For Mr. Gasser the award potential was 100% of his base salary, for Mr. Huml the award potential was 55% of his base salary, for Mr. Fischer the award potential was 75% of his base salary, and for each of Messrs. Brown, Martz and Patton the award potential was 50% of his base salary. For fiscal year 2009 the threshold RONA calculation is 13%, which could result in a 60% payout of each individual Named Executive Officer’s award potential. Under the Short Term Incentive Plan, a target RONA calculation is established for each performance period. The target RONA calculation results in a 100% payout of each individual Named Executive Officer’s award potential. For fiscal years 2007 and 2008, the target RONA calculation was 19% and 20%, respectively. For fiscal year 2009, the target RONA calculation will be 14%. Conversely under the plan, no additional incentive bonus is paid beyond an established maximum for each performance period. For fiscal years 2007 and 2008, the established maximum RONA calculation was 21% and 22.5%, respectively, which resulted in a 120% and 150%, respectively, payout of each individual Named Executive Officer’s award potential. For fiscal year 2009, the maximum award will be based on a 19% RONA calculation, which could result in a 150% payout of each individual Named Executive Officer’s award potential. No additional incentive bonus may be paid beyond the established maximum. Under the Short Term Incentive Plan, the maximum payment that could be paid to any participant is $1.5 million. The Special Subcommittee establishes the threshold number as being realistic and the maximum as being aggressive for each performance period.

Long Term Incentive Plan.

The Company has a long-term incentive plan (the “Long Term Incentive Plan”) that is intended to focus management on the key measures that drive superior performance over the longer-term. This Long Term Incentive Plan, which has received stockholder approval, is intended to provide participants with incentive compensation that is not subject to the deduction limitation rules prescribed under Section 162(m) of the Internal Revenue Code. See “ — Tax Considerations Affecting Compensation Decisions” below.

The Special Subcommittee administers the Long Term Incentive Plan. Employees of the Company who are designated by the Special Subcommittee as “key employees” are eligible to participate and receive awards under the Long Term Incentive Plan. Specifically, the Long Term Incentive Plan is based on three-year performance periods that commence at the start of every fiscal year. At the beginning of each three-year performance period, the Special Subcommittee selects and establishes the award opportunity for each Named Executive Officer based on the Special Subcommittee’s subjective review and reasoned business judgment, based in part on Mr. Gasser’s recommendation, of his or her scope of responsibility and historical performance and the performance goals for that three-year performance period which, if met, will entitle the executive to the payment of the incentive compensation award.

For the three-year performance periods commencing in fiscal 2008 and 2009, the performance goals are based in equal parts on targeted levels of “earnings per share” and “free cash flow.” These two metrics were chosen by the Special Subcommittee because it believed that in the aggregate they best measured long-term growth and the creation of shareholder value. For the purposes of the Long Term Incentive Plan, “earnings per share,” for the performance period are subject to such adjustments that the Special Subcommittee determines are necessary to reflect accurately the earnings per share of the Company at the award date. For the purposes of the Long Term Incentive Plan, “free cash flow,” means the Company’s net cash provided by operating activities for the performance period, subject to such adjustments that the Special Subcommittee determines are necessary to reflect accurately the free cash flows of the Company at the grant date. For the three-year performance period ending in fiscal year 2008 and for each performance period thereafter, participants are to be paid 50% in cash and 50% in restricted shares of the Company’s Class A and/or Class B Common Stock, as determined by the Special Subcommittee, with the number of restricted shares awarded being based on the average closing price of such restricted shares during the 90 day period preceding the day that the performance criteria for the applicable three-year performance period was established. The Special Subcommittee believes that this arrangement better aligns the interests of the Executive Officers and other key employees with the interests of the Company’s stockholders and facilitates compliance with the stock ownership guidelines by participants. See “Stock Ownership Guidelines” below. All restricted stock issued pursuant to the Long Term Incentive Plan is fully vested on the date of issuance, with a restriction on the sale or transfer of the restricted shares within a prescribed time period determined by the Special Subcommittee (typically one year and one day from the date of issuance).

The Special Subcommittee may establish a range of performance goals which correspond to, and will entitle participants to receive, various levels of awards based on percentage multiples of the “target incentive award,” which is the incentive compensation amount to be paid to participants when the performance criteria designated as the “100% award level” is met. The Special Subcommittee establishes the target incentive award for each participant based on a percentage of that participant’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. Under the Long Term Incentive Plan, each range of performance goals may include levels of performance above and below the 100% performance level, ranging from a minimum of 0% to a maximum of 150% of the target incentive award. The Special Subcommittee may also establish a minimum level of performance goal achievement below which no awards are paid to any participant. For the three-year performance periods commencing in fiscal years 2008 and 2009, the minimum level of performance goal achievement is 33% of the target award.

After the performance goals are established, the Special Subcommittee aligns the achievement of the performance goals with the award opportunities, such that the level of achievement of the pre-established performance goals at the end of the performance period determines the “final awards” (i.e., the actual incentive compensation earned during the performance period by the participant). The established award opportunities vary in relation to the scope of responsibilities of each participant and historical performance.

Confidentiality — The Company’s “earnings per share” and “free cash flow” performance goals used in the Long Term Incentive Plan are not included in this Compensation Discussion and Analysis section because the Company believes that disclosure of this information would cause the Company substantial competitive harm. In the industrial packaging segment of the Company’s business, which accounts for approximately two-thirds of the Company’s revenues, the Company’s competitors are mostly privately-held companies that generally do not disclose their financial information, executive salaries and other key information to the public. Although the Company provides earnings guidance to investors, the Company attempts to incentivize key employees at levels above and below this guidance at a higher or lower percentage of their annual base salaries. The Company does not provide guidance regarding its free cash flow. Consequently, the public disclosure of the prospective targets and ranges of earnings per share and free cash flow under our Long Term Incentive Plan would cause substantial competitive harm because, among other things, the Company would be disclosing to its competitors the long-term bonus structure of its Named Executive Officers and other key employees and would be providing competitors with the Company’s anticipated level of earnings and cash flow for the next three years, which could provide significant insight into the Company’s corporate initiatives and activities, including merger and acquisition activities and other growth plans. Furthermore, because the Company’s significant competitors in the industrial packaging segment do not make similar disclosures, the Company’s detailed disclosure of targeted earnings per share and free cash flows gives a competitive advantage to its competitors.

For purposes of illustration and to provide context to our stockholders regarding the difficulty our Named Executive Officers face in achieving these performance targets, the percent of the target goal achieved for each performance target for each of the three year periods ending in the last five fiscal years is set forth below:

Fiscal Year Ending	Earnings per Share		Free Cash Flow
	Target Goal Achieved (%)	Maximum of Target Goal Achievable (%)	Target Goal Achieved (%)	Maximum of Target Goal Achievable (%)
2008	150	150	148	150
2007	160	200	200	200
2006	200	200	200	200
2005	136	200	200	200
2004	0	200	143	200

Retirement and Deferred Compensation Plans

Pension Plan

The Greif, Inc. Pension Plan (the “Pension Plan”) is a tax-qualified defined benefit plan meeting the requirements of Section 401(a) of the Internal Revenue Code. The Pension Plan is designed to provide benefits to those employees who have long and continuous service before retirement. All Named Executive Officers are eligible to participate in the 35% final average earnings benefit structure under the Pension Plan. The Pension Plan provides for a monthly benefit for the participant’s lifetime upon reaching the normal retirement age under the Pension Plan, which is 65. The monthly benefit is calculated by multiplying the participant’s annual average compensation (calculated using the five highest years of compensation, capped at Internal Revenue Code limits) by 35% and the number of years of service and divided by 12 months. Participants are 100% vested in the Pension Plan once they have been credited with five years of service with the Company. Thus, each of the Named Executive Officers are 100% vested in the Pension Plan, other than Mr. Fischer. Once a participant is 100% vested, the participant will have earned a nonforfeitable right to a benefit under the Pension Plan. Benefits commence at the later of age 65 or five years vested in the Pension Plan. The Pension Plan offers early retirement benefits at age 55 on a reduced basis with a required fifteen years of service for vesting.

Supplemental Executive Retirement Plan

The Supplemental Executive Retirement Plan (“SERP”) provides benefits for a select group of executives, including each of the Named Executive Officers that also participate in the Pension Plan. The benefit from the two plans is equal to a target percentage (ranging from 40% to 50% depending on job classification) times the executive’s three year average compensation reduced for less than 20 years of continuous service. “Compensation” for purposes of the SERP includes base salary and payments under the Short Term Incentive Plan (capped at Internal Revenue Code limits), and benefits are payable quarterly under the SERP for 15 years. Vesting under the SERP requires 10 years of service or age 65 with five years service.

Defined Contribution/401(k) Plan

The Company maintains a tax-qualified defined contribution plan meeting the requirements of Section 401(k) of the Internal Revenue Code, commonly called a 401(k) plan, for substantially all of its U.S. employees. The 401(k) plan is available on the same terms to all of our U.S. employees, including our Named Executive Officers. Each participant can elect to contribute from 0% to 100% of his or her base salary to the 401(k) plan, subject to Internal Revenue Service and ERISA limitations. The deferred amount is invested in accordance with the election of the participant in a variety of investment choices, including a Company stock fund. Subject to certain limitations, the Company has the option to match a participant’s contributions to the 401(k) plan, which the Company did in the 2008 fiscal year. However, as noted above, the Company has suspended matching contributions in the 401(k) plan, except as required by collective bargaining agreements. While a participant is always vested in his or her own salary reduction contributions, the right of a participant to amounts credited to his or her account as matching contributions is subject to vesting as provided by the 401(k) Plan.

Nonqualified Deferred Compensation Plan

The Company has a nonqualified deferred compensation plan for the Company’s executive officers, including each of the Named Executive Officers that allows them to defer income into a nonqualified plan. This plan is compliant with the regulations promulgated by the Internal Revenue Service under Section 409A of the Internal Revenue Code and provides a vehicle for the executives to defer amounts higher than the IRS limits established for qualified plans. The Company typically provides a match on any compensation deferred by the Named Executive Officers equivalent to the match that would have been made in the qualified plan, but for such limits on the amount that could be contributed under the qualified plan. The Company can also choose to make discretionary contributions into each officer’s account, which the Company to date has elected not to do. Base salary, Short Term Incentive Plan and Long Term Incentive Plan payments are all eligible for deferral into this plan. There are no limits on the amounts of compensation eligible for deferral. For example, an executive officer may defer 100% of his or her compensation.

The deferred compensation and Company match (and Company contributions, if any) are deposited into a rabbi trust to protect and segregate the funds. Deferred funds are invested in the same range of investment options as are available in the Company’s qualified 401(k) plan.

Each year the Named Executive Officers make an annual election whether or not to participate in the plan and at what level he or she wishes to defer. The executive also chooses the investment fund in which he or she wants the funds to be invested. In addition, the executive chooses the schedule on which these funds are to be distributed to them or their beneficiary upon retirement or death.

Perquisites.

In addition to the compensation described above, the Company administers a health and wellness program for its executive officers, including its Named Executive Officers, which includes yearly general physical exams. The Company offers no other perquisites to its Named Executive Officers.

Stock Ownership Guidelines.

In order to better align the interests of the executive officers and key employees of the Company and stockholders of the Company, the Board of Directors of the Company believes that executive officers and key employees should have a financial stake in the Company. In furtherance of the Company’s commitment to sound corporate governance, the Board believes that the Chairman and Chief Executive Officer of the Company should own a minimum of five times his annual base salary in shares of Company common stock, each of the other executive officers of the Company should own a minimum of three times their annual base salary in shares of Company common stock, and each of the other key employees should own a minimum of one times their annual base salary in shares of Company common stock. Beginning the later of January 1, 2011 or five years after initial participation in the Long Term Incentive Plan, officers of the Company, including the Chief Executive Officer, are required to retain 100% of their shares of restricted stock awarded under the Long Term Incentive Plan (all of which shares are fully vested upon issuance) until such ownership thresholds have been achieved. The Board of Directors will evaluate whether exceptions should be made in the case of any employee who, due to his or her unique financial circumstances, would incur a hardship by complying with these requirements.

Tax Considerations Affecting Compensation Decisions.

Section 162(m) of the Internal Revenue Code imposes a limit on the amount of compensation that the Company may deduct in any one year with respect to certain “covered employees,” unless certain specific and detailed criteria are satisfied. Performance-based compensation, as defined in the Internal Revenue Code, is fully deductible if the programs are approved by stockholders and meet other requirements. Our incentive plans have both been approved by our stockholders and thus are designed to permit us to receive a federal income tax deduction for the awards made pursuant to the incentive plans. However, we seek to maintain flexibility in compensating our executives, and, as a result, our Compensation Committee has not adopted a policy requiring all compensation to be deductible.

In addition, if any of the Company’s “covered employees” average base salary during the three-year performance period under our Long Term Incentive Plan exceeds by more than 130% such person’s base salary on the first day of the performance period, then such person’s average base salary for purposes of calculating the final award will be capped at 130% of such person’s base salary on the first day of the performance period.

2008 Performance Reviews of Chief Executive Officer and Other Named Executive Officers

In December 2008, the Compensation Committee reviewed the performance of Mr. Gasser and the other Named Executive Officers based upon certain pre-established performance categories approved by the Compensation Committee. The performance categories were determined by the Compensation Committee to be aligned with the Company’s compensation policies and philosophies. These performance categories were also reviewed by Mr. Gasser in connection with his recommendations to the Compensation Committee. These categories are as follows:

1.	Financial Performance Results
2.	Strategic Effectiveness and Innovation
3.	Business Management
4.	Talent Management
5.	Personal Effectiveness

As Chief Executive Officer, the Compensation Committee added “Board Relations” as an additional performance category for Mr. Gasser.

Mr. Gasser reviewed each Named Executive Officer (other than himself) based on the above five categories using three criteria — exceeds expectations, meets expectations and needs improvement, as well as using other subjective assessments of performance, and reported his subjective determinations to the Compensation Committee. No single factor was given specific relative weight by Mr. Gasser or the Compensation Committee, but all of the factors were considered in the aggregate in their collective experience and reasoned business judgment. The Compensation Committee considered the proposed adjustments, if any, to the base salary, Short Term Incentive Plan and Long Term Incentive Plan compensation and opportunities for the Named Executive Officers and determined they were at appropriate levels in light of the salaries and bonuses of other executive officers in equivalent roles in the Company’s peer group and market data provided by the Compensation Committee’s compensation consultants, Watson Wyatt and Towers.

The Compensation Committee also reviewed the calendar year 2008 performance of Mr. Gasser. In reviewing Mr. Gasser’s performance as Chief Executive Officer, the Compensation Committee solicited written comments from all members of the Board of Directors based on the above six categories using the following criteria — exceeds expectations; meets expectations; and needs improvement. The Compensation Committee compiled the written comments. In evaluating the 2008 performance of Mr. Gasser with respect to each of the categories of his compensation, the Compensation Committee specifically discussed and recognized the following factors of Mr. Gasser’s performance during 2008:

•	under his leadership, the Company enjoyed record financial results despite difficult economic conditions;
•	he continued to lead the successful integration of strategic acquisitions and executed on strategic growth opportunities;
•	he is action oriented in solving challenges and managing change, while setting an example of the highest ethics and integrity;
•	he implemented development plans for succession at all executive levels; and
•	he continued to optimize the Greif Business System through operational, commercial and administrative excellence initiatives, while maintaining high morale among the management team.

Compensation of the Chief Executive Officer and Other Named Executive Officers

As indicated above, in December 2008, the Compensation Committee met to review the Company’s goals as they relate to the compensation of the Chief Executive Officer and the other Named Executive Officers in order to review, establish, and formalize criteria to be used in determining their compensation for the next calendar year.

As discussed in the “Compensation Policies and Philosophies” section, the Company has suspended salary increases for substantially all of its employees for calendar 2009, including the Named Executive Officers. Accordingly, Mr. Gasser’s base salary will remain at $925,000 for 2009, and the base salaries for the other Named Executive Officers will remain at their 2008 level. See “Summary Compensation Table.” However, in its review of Mr. Gasser, the Compensation Committee specifically noted that “freezing” Mr. Gasser’s base salary was solely based on current economic conditions outside the control of the Company and not a reflection of the Board’s evaluation of Mr. Gasser’s performance, as his 2008 performance would under normal circumstances qualified Mr. Gasser for an increase in base salary.

At the December 2008 meeting, the Special Subcommittee certified the extent to which the performance goals under the Short Term Incentive Plan had been achieved for the 2008 fiscal year. The Special Subcommittee certified a RONA calculation for fiscal 2008 of 23.3%, which resulted in a 150% target payout to Mr. Gasser, the other Named Executive Officers, and all other participants in the Short Term Incentive Plan. Accordingly, Mr. Gasser was awarded a cash payment of $1,387,587 under the Short Term Incentive Plan for fiscal 2008. See “Summary Compensation Table” for the amount of the award to the other Named Executive Officers under the Short Term Incentive Plan for fiscal 2008.

At the December 2008 meeting, the Special Subcommittee also certified the extent to which the performance goals under the Long Term Incentive Plan had been achieved for the three-year performance period ending in fiscal year 2008. The Special Committee certified that the performance targets under the Long Term Incentive Plan (equal parts of targeted levels of earnings per share and free cash flow) resulted in a 149% target payout to Mr. Gasser, the other Named Executive Officers, and the other participants in the Long Term Incentive Plan. Accordingly, Mr. Gasser will be awarded in January 2009 a cash payment of $1,293,853 and 41,757 restricted shares of the Company’s Class A stock under the Long Term Incentive Plan for fiscal year 2008. See “Summary Compensation Table” for the amount of the award to the other Named Executive Officers under the Long Term Incentive Plan for fiscal year 2008.

Summary Compensation Table

The following table sets forth the compensation for the years ended October 31, 2008 and 2007 for the Company’s Chief Executive Officer, Chief Financial Officer and the Company’s four other most highly compensated executive officers (“Named Executive Officers”).

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Michael J. Gasser, Chairman and Chief Executive Officer	2008	917,358	—	1,273,589	—	2,681,440	919,971	9,222	5,801,580
	2007	864,238	—	286,652	—	1,815,987	390,460	8,906	3,366,243

Donald S. Huml, Executive Vice President and Chief Financial Officer	2008	497,806	—	493,368	—	914,469	311,643	9,222	2,226,508
	2007	477,538	—	136,694	—	816,460	149,293	8,596	1,588,581

David B. Fischer, President and Chief Operating Officer	2008	541,164	100,000	386,740	—	1,006,046	89,874	9,222	2,133,046
	2007	409,292	—	110,997	—	710,904	38,745	9,243	1,279,181

Ronald L. Brown, Senior Vice President, Global Sourcing and Supply Chain	2008	424,461	—	358,497	—	684,518	182,538	9,222	1,659,236
	2007	406,291	—	104,685	—	633,898	253,595	14,722	1,413,191

Gary R. Martz, Senior Vice President, General Counsel and Secretary, President, Soterra	2008	425,327	30,800	336,812	—	663,258	68,862	9,222	1,534,281
	2007	402,362	75,000	99,637	—	607,680	71,142	9,243	1,265,064

Michael C. Patton, Senior Vice President and Divisional President, Paper, Packaging & Services and Industrial Packaging & ServicesNorth America	2008	444,178	10,000	358,985	—	702,473	50,718	9,222	1,575,576
	2007	412,956	—	101,112	—	625,938	86,063	9,243	1,235,312

(1)	Amounts represent the restricted share portion of Long Term Incentive Plan awards, as described below (see “ — Incentive Compensation Plans”) and as discussed in the “Compensation Discussion and Analysis – Long Term Incentive Plan” above, based upon the dollar amount recognized for financial statement reporting purposes during fiscal years 2008 and 2007, respectively, computed in accordance with FAS 123R. Amounts for 2008 are estimated based upon a January 14, 2009 payment date.
(2)	Amounts represent the cash awards earned under the Company’s Short Term Incentive Plan and Long Term Incentive Plan. See “Compensation Discussion and Analysis — Short Term Incentive Plan” and “ — Long Term Incentive Plan.” The cash awards earned under the Short Term Incentive Plan and Long Term Incentive Plan for 2008 and 2007 are as follows:

	Short Term Incentive Plan Awards ($)	Long Term Incentive Plan Awards ($)	Total Non-Equity Incentive Plan Compensation Awards ($)
Michael R. Gasser
2008	1,387,587	1,293,853	2,681,440
2007	669,381	1,146,606	1,815,987
Donald S. Huml
2008	413,253	501,216	914,469
2007	269,685	546,775	816,460
David B. Fischer
2008	613,139	392,907	1,006,046
2007	266,916	443,988	710,904
Ronald L. Brown
2008	320,295	364,223	684,518
2007	215,159	418,739	633,898
Gary R. Martz
2008	321,077	342,181	663,258
2007	209,131	398,549	607,680
Michael C. Patton
2008	337,772	364,701	702,473
2007	221,490	404,448	625,938
(3)	Amounts represent the change in the pension value for each Named Executive Officer, including amounts accruing under the Pension Plan and Supplemental Employee Retirement Plan. None of the Named Executive Officers who participate in the nonqualified deferred compensation plan receive preferential or above market earnings.
(4)	Amounts represent the Company’s match for the 401(k) plan, premiums paid for life insurance and the value of the annual wellness physical paid by the Company to or on behalf of the Named Executive Officers during 2008 and 2007.

	Company Match for 401(k) Plan ($)	Company Paid Life Insurance Premiums ($)	Value of Wellness Physical Exams ($)	Total All Other Compensation ($)
Michael R. Gasser
2008	6,900	1,197	1,125	9,222
2007	6,413	1,368	1,125	8,906
Donald S. Huml
2008	6,900	1,197	1,125	9,222
2007	6,103	1,368	1,125	8,596
David B. Fischer
2008	6,900	1,197	1,125	9,222
2007	6,750	1,368	1,125	9,243
Ronald L. Brown
2008	6,900	1,197	1,125	9,222
2007	12,229	1,368	1,125	14,722
Gary R. Martz
2008	6,900	1,197	1,125	9,222
2007	6,750	1,368	1,125	9,243
Michael C. Patton
2008	6,900	1,197	1,125	9,222
2007	6,750	1,368	1,125	9,243

Grants of Plan-based Awards

The following table summarizes grants of non-equity and stock-based compensation awards made during fiscal year 2008 to the Named Executive Officers.

GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)(2)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)
Michael J. Gasser:
Long term	12/24/07	554,000	1,678,000	2,517,000	—	—	—	—	—	—
Short term	12/24/07	555,000	925,000	1,388,000	—	—	—	—	—	—
Donald S. Huml:
Long term	12/24/07	210,000	635,000	952,000	—	—	—	—	—	—
Short term	12/24/07	165,000	276,000	413,000	—	—	—	—	—	—
David B. Fischer:
Long term	12/24/07	196,000	593,000	890,000	—	—	—	—	—	—
Short term	12/24/07	245,000	409,000	613,000	—	—	—	—	—	—
Ronald L. Brown:
Long term	12/24/07	153,000	465,000	697,000	—	—	—	—	—	—
Short term	12/24/07	128,000	214,000	320,000	—	—	—	—	—	—
Gary R. Martz:
Long term	12/24/07	147,000	446,000	670,000	—	—	—	—	—	—
Short term	12/24/07	128,000	214,000	321,000	—	—	—	—	—	—
Michael C. Patton:
Long term	12/24/07	162,000	490,000	735,000	—	—	—	—	—	—
Short term	12/24/07	135,000	225,000	338,000	—	—	—	—	—	—

(1)	In the 2008 fiscal year, each Named Executive Officer was selected to participate in the Long Term Incentive Plan for the performance period beginning November 1, 2007 and ending October 31, 2010. If the performance goals are achieved for that performance period, then awards will be made based on a percentage of such person’s average base salary (exclusive of any bonus and other benefits) during the three-year performance period. However, if such person’s average base salary during the three-year performance period exceeds by more than 130% the base salary of such person on the first day of the performance period, then such person’s average base salary for purposes of calculating the final award will be capped at 130% of such person’s base salary on the first day of the performance period. For the performance period, the threshold and maximum levels are 33% and 150%, respectively, of the target award. Estimated future payouts are based on the Named Executive Officer’s salary as of December 1, 2008, and are to be paid 50% in cash and 50% in restricted shares of the Company’s Class A and/or Class B Common Stock, as determined by the Special Subcommittee, with the number of restricted shares awarded being based on the average closing price of such restricted shares during the 90-day period preceding the day that the performance criteria for the performance period was established. For the purposes of this chart, restricted stock awards are based on the closing price of shares of the Company’s Class A Common Stock on the NYSE on October 31, 2008. “See — Elements of Compensation — Long Term Incentive Plan.”
(2)	In the 2008 fiscal year, each Named Executive Officer was selected to participate in the Short Term Incentive Plan. Under the Short Term Incentive Plan, threshold, target and maximum levels of each individual Named Executive Officer’s award potential are established for each performance period, based on RONA calculation. For Mr. Gasser the award potential was 100% of his base salary, for Mr. Huml the award potential was 55% of his base salary, for Mr. Fischer the award potential was 75% of his base salary, and for each of Messrs. Brown, Martz and Patton the award potential was 50% of his base salary. “See — Elements of Compensation — Short Term Incentive Plan.” The actual payments made to each Named Executive Offer under the Short Term Incentive Plan for 2008 fiscal year is shown in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column.

Stock-based Compensation

Since 2006, the Company has not issued stock options or made stock awards to its executive officers or employees, other than as a component of the Long Term Incentive Plan. Although it is the Compensation Committee’s current intention to use only the Long Term Incentive Plan for stock-based compensation to executive officers, the Company does have an equity plan in existence under which stock option awards could be granted by the Company’s Compensation Committee. This plan, called the 2001 Management Equity Incentive and Compensation Plan (the “2001 Plan”) provides for the awarding of incentive and nonqualified stock options and restricted and performance shares of Class A Common Stock to key employees. The maximum number of shares that could be issued each year is determined by a formula that takes into consideration the total number of shares outstanding and is also subject to certain limits. In addition, the maximum number of shares that may be issued under the 2001 Plan during its term for incentive stock options is 5,000,000 shares. The shares of Class A Common Stock subject to the 2001 Plan have been registered under the Securities Act of 1933 (the “Act”). No option may be exercised ten years after its grant date. In general, options may not be transferred by the option holder, except that the Compensation Committee may, in its sole discretion, permit transfers by the option holder to his or her spouse, children, grandchildren and certain other relatives or a trust for the principal benefit of one or more such persons or to a partnership whose only partners are one or more such persons.

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity Compensation Plans Approved by Security Holders(1)	674,896	$16.16		(3)
Equity Compensation Plans Not Approved by Security Holders(2)	109,900	$15.15	156,640
Total	784,796	$16.01

(1)	These plans include the 2001 Plan, under which shares of the Company’s Class A Common Stock may be issued, and the Long Term Incentive Plan, under which restricted shares of the Company’s Class A and Class B Common Stock may be issued, and the 2005 Outside Directors Equity Award Plan, under which shares of the Company’s Class A Common Stock may be issued. See “ — Elements of Compensation Plans”, “ — Stock Award Plan”, and “Director Compensation Arrangements” for a further description of these plans. Also includes the Company’s incentive stock option plan, which was replaced by the 2001 Plan. Stock options are no longer issued under this plan.
(2)	The Company’s 1996 Directors’ Stock Option Plan and 2000 Nonstatutory Stock Option Plan are the only equity compensation plans which have not been approved by security holders. However, both of these plans have been replaced by other equity plans, the 1996 Directors’ Stock Option Plan by the 2005 Outside Directors Equity Award Plan and the 2000 Nonstatutory Stock Option Plan by the 2001 Plan, and stock options are no longer issued under these plan (options have not been issued under the 1996 Directors’ Stock Option Plan since 2004 or under the 2000 Nonstatutory Stock Option Plan since 2000). Under these stock option plans, directors (in the case of the 1996 Directors’ Stock Option Plan) and employees (in the case of the 2000 Nonstatutory Stock Option Plan) received grants of nonstatutory options (i.e., options not intended to qualify for special tax treatment under the Internal Revenue Code) to purchase shares of the Company’s Class A Common Stock. Options were granted only at exercise prices which were equal to the market value of the Class A Common Stock on the date of grant. Options must be exercised within ten years after their grant date. The shares of Class A Common Stock subject to each of these stock option plans have been registered under the Act.

(3)	As of the date of this Proxy Statement, the number of shares of Class A Common Stock remaining available for future issuance under the 2005 Outside Directors Equity Award Plan is 143,962 shares. The Long Term Incentive Plan does not contain a limit on, or a formula for calculating, the number of shares available for future issuance under that Plan. The 2001 Plan contains a formula for calculating the number of shares available for future issuance under that Plan. This formula provides that the maximum number of shares which may be issued each calendar year under the 2001 Plan is equal to the sum of (a) 5.0% of the total outstanding shares as of the last day of the Company’s immediately preceding fiscal year, plus (b) any shares related to awards under the 2001 Plan that, in whole or in part, expire or are unexercised, forfeited, or otherwise not issued to a participant or returned to the Company, plus (c) any unused portion of the shares available under (a), above, for the immediately preceding two fiscal years as a result of not being made subject to a grant or award in such preceding two fiscal years. The maximum number of shares that may be issued under the 2001 Plan with respect to incentive stock options is 5,000,000 (1,072,311 shares remain available for future issuance under this limitation).

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes stock-based compensation awards outstanding as of the end of the 2008 fiscal year for the Named Executive Officers. As discussed in the “Stock-based Compensation” above, since 2006, the Company has not issued stock options or make stock awards to its executive officers or employees, including the Named Executive Officers, other than as a component of the Long Term Incentive Plan. However, legacy plans remain in existence under which stock option awards have been granted in the past. All outstanding option awards held by the Named Executive Officers are fully vested.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Michael J. Gasser	56,000	—		14.59	9/5/2010
	70,000	—		15.30	9/4/2011
	70,000	—		13.10	9/4/2012
	35,000	—		12.72	9/8/2013
	50,000	—	—	24.07	12/2/2014	—	—	—	—
Donald S. Huml	—	—	—	—	—	—	—	—	—
David B. Fischer	—	—	—	—	—	—	—	—	—
Ronald L. Brown	—	—	—	—	—	—	—	—	—
Gary R. Martz	21,136	—		16.48	1/1/2012
	12,000	—	—	24.07	12/2/2014	—	—	—	—
Michael C. Patton	—	—	—	—	—	—	—	—	—

(1)	All share information in the above table has been adjusted to reflect a 2-for-1 stock split of the Company’s shares of Class A Common Stock and Class B Common Stock distributed on April 11, 2007.

Option Exercises and Stock Vested

The following table summarizes stock-based compensation awards exercised or vested during fiscal year 2008 by the Named Executive Officers.

OPTION EXERCISES AND STOCK VESTED

	OPTION AWARDS		STOCK AWARDS
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Michael J. Gasser	50,000	2,851,750	—	—
Donald S. Huml	22,981	1,159,377	—	—
David B. Fischer	—	—	—	—
Ronald L. Brown	—	—	—	—
Gary R. Martz	10,000	574,921	—	—
Michael C. Patton	—	—	—	—

(1)	All share information in the above table has been adjusted to reflect a 2-for-1 stock split of the Company’s shares of Class A Common Stock and Class B Common Stock distributed on April 11, 2007.

Pension Benefits

The table below sets forth the years of service and present value of the accumulated benefit for each of the Named Executive Officers under the Pension Plan and the SERP.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Michael J. Gasser	Pension Plan	29	348,261	—
	SERP	29	4,650,206	—
Donald S. Huml	Pension Plan	6	133,349	—
	SERP	6	809,575	—
David B. Fischer	Pension Plan	4	28,594	—
	SERP	4	169,827	—
Ronald L. Brown	Pension Plan	11	203,884	—
	SERP	36	1,711,663	—
Gary R. Martz	Pension Plan	6	62,245	—
	SERP	6	268,265	—
Michael C. Patton	Pension Plan	8	63,360	—
	SERP	8	262,305	—

(1)	Valuation method and key assumptions:
(A)	Age 65 commencement;
(B)	No decrements for death nor termination prior to age 65;
(C)	RP-2000 Mortality for the Pension Plan; and
(D)	Discount rates of 7.0% and 6.25% as of October 31, 2008 and October 31, 2007, respectively.

See note 12 of the Notes to the Consolidated Financial Statements in our 2008 annual report on Form 10-K.

The following table summarizes the compensation deferred during the 2008 fiscal year by the Named Executive Officers pursuant to the nonqualified deferred compensation plan described above.

NON-QUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Michael J. Gasser	$167,345	—	$(58,299)	—	$109,046
Donald S. Huml	$750,489	—	$(349,610)	—	$789,659
David B. Fischer	$89,323	—	$(40,292)	—	$66,888
Ronald L. Brown	$42,739	—	$(9,342)	—	$50,378
Gary R. Martz	$94,354	—	$(44,477)	—	$86,927
Michael C. Patton	$55,372	—	$(19,288)	—	$36,084

(1)	Amounts in the column are also included in the “Salary” column amounts reported in the Summary Compensation Table for the 2008 fiscal year.
(2)	Includes amounts reported as compensation in the Summary Compensation Table for previous fiscal years as follows: Mr. Huml — $379,404; Mr. Fischer — $16,881; Mr. Brown — $16,564; and Mr. Martz — $33,120.

Potential Payments Upon Termination or Change in Control

The Company has an employment agreement with Michael J. Gasser pursuant to which Mr. Gasser serves as the Company’s Chief Executive Officer. Under his employment agreement, Mr. Gasser receives a base salary, currently $925,000, and is eligible to participate in any incentive, equity, deferred compensation or other supplemental benefit plan adopted by the Board. The term of Mr. Gasser’s employment continues until October 31, 2010. After that date, Mr. Gasser has the option to elect to continue his employment under the terms of the employment agreement on a year-to-year basis until he reaches age 65, subject to the Company’s consent, which consent may not be unreasonably withheld. Mr. Gasser’s option to elect continued employment is unconditional if the Company is achieving certain economic performance measurements or if there has been a change in control of the Company. Prior to October 31, 2010, the Company may terminate Mr. Gasser’s employment for cause (generally defined as his willful breach or habitual neglect of duty) or upon his permanent disability. Prior to October 31, 2010, Mr. Gasser may terminate the employment agreement if (i) the Company breaches its obligations under the employment agreement, (ii) his status as Chief Executive Officer is changed because of a merger or acquisition of the Company, or (iii) a change in the voting control of the Company causes a curtailment or restriction on his current privileges, autonomy or authority to manage the Company. Mr. Gasser’s employment agreement also imposes a confidentiality covenant, a three-year post-employment covenant prohibiting him from soliciting employees of the Company for employment, and a two-year post-employment covenant prohibiting him from becoming involved in any enterprise which competes with any business engaged in by the Company or its subsidiaries; provided that the prohibition on competition does not apply in the case of a termination due to the Company’s breach of its obligations under the employment agreement.

The following table describes the potential compensation upon termination or change in control for Mr. Gasser, assuming the triggering event occurred on November 1, 2008, the first day of the Company’s 2009 fiscal year:

Benefit Payable	Termination Without Cause or Due to Breach by Company		Termination For Cause, Death or Voluntary Termination		Permanent Disability		After Change in Control of Company
Salary	$940,000	(1)	$0		$305,000	(2)	$940,000	(1)
Short Term Incentive Plan	$0			(3)		(3)	$0
Long Term Incentive Plan	$0			(4)		(4)	$0
Health benefits	COBRA		COBRA		Continues during period of disability		COBRA

(1)	The dollar amount represents Mr. Gasser’s guaranteed minimum annual salary of $470,000 payable from November 1, 2008 until October 31, 2010, the remaining term of his employment agreement. The amount is payable over the remaining term.
(2)	The dollar amount represents 65% of Mr. Gasser’s guaranteed minimum annual salary of $470,000. Payments continue until termination of the permanent disability.
(3)	Under the Short Term Incentive Plan, if a participant’s employment is terminated by reason of death or disability during a performance period, the participant or his or her legal representative receives a prorated payout with respect to the final award relating to such performance period. The prorated payout is based upon the length of time that the participant was employed by the Company during the performance period and the progress toward achievement of the established performance goal(s) during the portion of the performance period during which the participant was employed by the Company. Payment of the final award, if any, is made at the same time as payments are made to participants who did not terminate employment during the performance period. In the event a participant's employment is terminated for any other reason prior to the end of the performance period with respect to an award, the participant is not be entitled to any payment with respect to such award. Because the table assumes that Mr. Gasser’s employment is terminated due to death or disability on the first day of the 2009 performance period, no Short Term Incentive Plan payout will be made to Mr. Gasser with respect to that performance period.
(4)	Under the Long Term Incentive Plan, if a participant’s employment is terminated by reason of death or disability during any three-year performance period, the participant’s award will be reduced to reflect participation prior to termination only. The reduced award will be determined by multiplying the final award by a fraction, the numerator of which is the number of days of employment in the applicable performance period through the date of employment termination, and the denominator of which is the number of days in the performance period. Payment of the final award, if any, is made at the same time as payments are made to participants who did not terminate employment during the applicable performance period. If a participant’s employment is terminated for any other reason prior to the end of the applicable performance period with respect to an award, the participant is not be entitled to any payment with respect to such award. Because the table assumes that Mr. Gasser’s employment is terminated due to death or disability on the first day of the three-year performance year commencing in fiscal year 2009, no Long Term Incentive Plan payout will be made to Mr. Gasser with respect to that performance period. With respect to the three-year performance periods commencing in fiscal years 2007 and 2008, Mr. Gasser will be entitled to receive prorated awards for those performance periods.

Other than the employment agreement with Mr. Gasser, the Company has no plans, agreements, contracts or other arrangements providing any Named Executive Officer with severance or change-in-control benefits.

Employment and Noncompetition Agreements

Mr. Gasser has an employment agreement with the Company, the materially terms of which are described in “ — Potential Payments Upon Termination or Change in Control.” The Company does not have employment agreements with the other Named Executive Officers.

All the Named Executive Officers have agreed to certain post-employment covenants prohibiting them from becoming involved in any enterprise which competes with any business engaged in by the Company or its subsidiaries. The term of these agreements is tied to the Long Term Incentive Plan applicable three-year performance period.

Director Compensation Arrangements

During 2008, outside directors of the Company received an annual retainer of $50,000, plus $1,500 for each Board meeting, $1,500 for each Audit Committee meeting and $1,250 for all other committee meetings attended in 2008. The Audit Committee chairperson and the Compensation Committee chairperson received an additional retainer of $14,000 per year and all other committee chairpersons received an additional retainer of $7,000 per year. Outside directors may defer all or a portion of their fees pursuant to the Company’s Directors Deferred Compensation Plan. No director fees are paid to directors who are employees of the Company or any of its subsidiaries.

Under the terms of the 2005 Outside Directors Equity Award Plan, outside directors of the Company may receive options to purchase shares of the Company’s Class A Common Stock, restricted shares of the Company’s Class A Common Stock and/or stock appreciation rights. The Compensation Committee is responsible for administering the 2005 Outside Directors Equity Award Plan. For 2008, the Compensation Committee awarded each of the outside directors at the time of the Annual Meeting of Stockholders a number of restricted shares of Class A Common Stock under this Plan in an amount equal to $60,000 divided by the last reported sale price of a share of Class A Common Stock on the NYSE on February 25, 2008 (the last trading day immediately preceding the date of the Annual Meeting of Stockholders). All of these shares of Class A Common Stock were fully vested on the award date, are not subject to any risk of forfeiture, are eligible to participate in the receipt of all dividends declared on the Company’s shares of Class A Common Stock and are subject to restrictions on transfer for three years or the director’s termination of Board membership. Outside directors may defer their receipt of all or a portion of these shares, generally until the termination of their Board membership, pursuant to the Directors Deferred Compensation Plan. If deferral is elected, the restricted shares are issued to the trustee of a rabbi trust established in connection with the Directors Deferred Compensation Plan.

Under the Company’s stock ownership guidelines (see the “Stock Ownership Guidelines” above for information on these guidelines generally), directors are required to own a minimum of five times the annual director’s annual retainer in shares of Company common stock. Restricted shares of Class A Common Stock which have been awarded to a director under the Company’s 2005 Outside Directors Equity Award Plan and the receipt of which has been deferred at the election of such director under the terms of the Directors Deferred Compensation Plan are counted as owned by the deferring director for purposes of these stock ownership guidelines. The Board of Directors evaluate whether exceptions should be made in the case of any director who, due to his or her unique financial circumstances, would incur a hardship by complying with these requirements.

The following table sets forth the compensation of the Company’s directors for the 2008 fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michael J. Gasser(3)	—	—	—	—	—	—	—
Vicki L. Avril(4)	83,048	59,952	—	—	—	—	143,000
Michael H. Dempsey	75,548	59,952	—	—	—	—	135,500
Bruce A. Edwards	61,798	59,952	—	—	—	—	121,750
Mark A. Emkes	33,798	59,952	—	—	—	—	93,750
John F. Finn(5)	47,798	59,952	—	—	—	—	107,750
Daniel J. Gunsett(6)	102,708	59,952	—	—	—	—	162,660
Judith Hook	69,298	59,952	—	—	—	—	129,250
Patrick J. Norton	82,048	59,952	—	—	—	—	142,000

(1)	Amounts include fees earned but the receipt of which have been deferred under the Directors Deferred Compensation Plan.
(2)	Amounts represent the dollar amount recognized for financial statement reporting purposes during fiscal year 2008 computed in accordance with FAS 123R and represents the cash value of the total number of restricted shares of Class A Common Stock awarded to such director during the 2008 fiscal year under the Company’s 2005 Outside Directors Equity Award Plan. Included in this column are restricted shares of Class A Common Stock that have been deferred by such director under the Directors Deferred Compensation Plan.

The following table sets forth, as of October 31, 2008, the aggregate number of restricted shares of Class A Common Stock awarded to each outside director and the aggregate number of shares of Class A Common Stock subject to outstanding stock options awarded to each outside director. No stock options have been awarded to any outside directors since 2005.

Name	Number of Shares of Class A Common Stock Subject to Outstanding Stock Options	Number of Restricted Shares of Class A Common Stock
Vicki L. Avril	4,000	3,468
Michael H. Dempsey	28,000	3,468
Bruce A. Edwards	—	3,468
Mark A. Emkes	—	958
John F. Finn	—	958
Daniel J. Gunsett	24,000	3,468
Judith Hook	8,000	3,468
Patrick J. Norton	8,000	3,468
(3)	As an employee of the Company, Mr. Gasser is not compensated for his services as a director. See “ — Summary Compensation Table” for information on Mr. Gasser’s compensation as an executive officer.
(4)	Pursuant to the Directors Deferred Compensation Plan, Ms. Avril deferred 50% of her earned fees for 2008, which totaled $41,500, in exchange for 731.24 shares of phantom Class A Common Stock which includes dividends on shares in the phantom plan.

(5)	Pursuant to the Directors Deferred Compensation Plan, Mr. Finn deferred 100% of his earned fees for 2008 upon electing to participate in the plan effective February 2008, which totaled $47,798, in exchange for 757.8 shares of phantom Class A Common Stock which includes dividends on shares in the phantom plan.
(6)	Pursuant to the Directors Deferred Compensation Plan, Mr. Gunsett deferred 75% of his earned fees for 2008, which totaled $74,438, in exchange for 1,794.71 shares of phantom Class A Common Stock which includes dividends on shares in the phantom plan.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible to monitor and review the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and preparation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States. In fulfilling its responsibilities, the Audit Committee reviewed the audited consolidated financial statements in the Annual Report on Form 10-K for the Company’s 2008 fiscal year with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the consolidated financial statements. Throughout the year, the Audit Committee also monitored the results of the testing of internal control over financial reporting pursuant to §404 of the Sarbanes-Oxley Act of 2002, reviewed a report from management and internal audit regarding the design, operation and effectiveness of internal control over financial reporting, and reviewed a report from Ernst & Young LLP regarding the effectiveness of internal control over financial reporting.

The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited consolidated financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Audit Committee in accordance with the standards of the Public Company Accounting Oversight Board (United States). In addition, the Audit Committee discussed with the independent auditors the auditors’ independence from management and the Company, including applicable requirements of the Public Company Accounting Oversight Board (United States) regarding the independent accountant’s communications with the Audit Committee concerning independence, and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets separately with the internal and independent auditors, with and without management present, and separately with management, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the 2008 fiscal year for filing with the Securities and Exchange Commission. The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for the 2009 and 2010 fiscal years.

As discussed above, the Audit Committee is responsible to monitor and review the Company’s financial reporting process. It is not the duty or responsibility of the Audit Committee to conduct auditing or accounting reviews or procedures. Members of the Audit Committee are not employees of the Company. Therefore, the Audit Committee has relied, without independent verification, on management’s representation that the consolidated financial statements have been prepared with integrity and objectivity and in conformity with accounting principles generally accepted in the United States and on the representations of the independent auditors included in their report on the Company’s consolidated financial statements. The Audit Committee’s review does not provide its members with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent auditors do not assure that the Company’s consolidated financial statements are presented in accordance with accounting principles generally accepted in the United States, that the audit of the Company’s consolidated financial statements has been carried out in accordance with the standards of the Public Company Accounting Oversight Board (United States), or that the Company’s independent accountants are in fact “independent.”

The Audit Committee receives regular reports from the Company’s General Counsel with respect to matters coming within the scope of the Company’s Code of Business Conduct and Ethics. The Chief Executive Officer and the principal financial officers have each agreed to be bound by the Code of Business Conduct and Ethics and the Sarbanes-Oxley Act mandated Code of Ethics for Senior Financial Officers. The Company has also implemented and applied the Code of Business Conduct and Ethics throughout the Company. It also has in place procedures for the receipt of complaints concerning the Company’s accounting, internal accounting controls, or auditing practices, including the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing practices.

The Board has adopted a written charter for the Audit Committee, a copy of which is posted on the Company’s Internet Website at www.greif.com under “Investor Center — Corporate Governance.” All of the members of the Audit Committee meet the categorical standards of independence adopted by the Board and are independent directors as defined in the NYSE listing standards and the applicable regulations of the Securities and Exchange Commission. See “Corporate Governance-Director Independence.”

Submitted by the Audit Committee of the Board of Directors.

Vicki L. Avril, Committee Chairperson
Bruce A. Edwards
John F. Finn

AUDIT COMMITTEE PRE-APPROVAL POLICY

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors. As part of this responsibility, the Audit Committee is required to pre-approve the audit and permissible non-audit services performed by the independent auditors in order to assure that such services do not impair the auditors’ independence from the Company. The Securities and Exchange Commission has issued rules specifying the types of services that independent auditors may not provide to their audit client, as well as the audit committee’s administration of the engagement of the independent auditors. Accordingly, the Audit Committee has adopted a Pre-Approval Policy (the “Policy”), which sets forth the procedures and the conditions under which services proposed to be performed by the independent auditors must be pre-approved.

Pursuant to the Policy, certain proposed services may be pre-approved on a periodic basis so long as the services do not exceed certain pre-determined cost levels. If not pre-approved on a periodic basis, proposed services must otherwise be separately pre-approved prior to being performed by the independent auditors. In addition, any proposed services that were pre-approved on a periodic basis but later exceed the pre-determined cost level would require separate pre-approval of the incremental amounts by the Audit Committee.

The Audit Committee has delegated pre-approval authority to the Chairperson of the Audit Committee for proposed services to be performed by the independent auditors for up to $100,000. Pursuant to such Policy, in the event the Chairperson pre-approves services, the Chairperson is required to report decisions to the full Audit Committee at its next regularly-scheduled meeting.

INDEPENDENT AUDITOR FEE INFORMATION

Ernst & Young LLP served as the independent auditors of the Company for the fiscal year ended October 31, 2008. It is currently expected that a representative of Ernst & Young LLP will be present at the 2009 Annual Meeting of Stockholders, will have an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions from stockholders. The Company’s Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors for its fiscal year 2009 and 2010.

All services to be provided by Ernst & Young LLP are pre-approved by the Audit Committee, including audit services, audit-related services, tax services and certain other services. See “Audit Committee Pre-Approval Policy.” Aggregate fees billed to the Company for each of the last two fiscal years by Ernst & Young LLP were as follows:

Audit Fees

Fees for audit services for the 2008 and 2007 fiscal years were $3,431,000 and $4,124,000, respectively. These amounts include fees for professional services rendered by Ernst & Young LLP associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q and the audit effectiveness of the Company’s internal control over financial reporting, Securities and Exchange Commission registration statements and filings, and certain statutory audits required internationally.

Audit-Related Fees

Fees for audit-related services rendered by Ernst & Young LLP for the 2008 and 2007 fiscal years were $184,000 and $451,000, respectively. Audit-related services principally relate to accounting consultations and audits of employee benefit plans in 2008 and 2007. Also included in audit-related services in 2007 were bond offering related services.

Tax Fees

Fees for tax services, including tax compliance, tax advice and tax planning, rendered by Ernst & Young LLP for the 2008 and 2007 fiscal years totaled $704,000 and $358,000, respectively.

All Other Fees

The Company incurred additional fees of $20,000 and $0, respectively, for all other products and services in the 2008 and 2007 fiscal years.

None of the services described under the headings “ — Audit-Related Fees,” “ — Tax Fees,” or “ — All Other Fees” above were approved by the Audit Committee pursuant to the waiver procedure set forth in 17 CFR 210.2-01 (c)(7)(i)(C).

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During fiscal year 2008, the Company retained the law firm of Baker & Hostetler LLP to perform certain legal services on its behalf. Daniel J. Gunsett, a partner in that firm, is a director of the Company and a member of the Compensation, Executive, Nominating and Corporate Governance and Stock Repurchase Committees. The Company anticipates retaining Baker & Hostetler LLP in 2009. The Board has affirmatively determined that Mr. Gunsett meets the categorical standards of independence adopted by the Board and is an independent director as defined in the NYSE listing standards. See “Corporate Governance-Director Independence.”

The Audit Committee reviews and discusses all material related party transactions in advance of the Company entering into any such transactions. The Nominating and Corporate Governance Committee advises the Board of Directors on corporate governance matters. In that capacity, the Nominating and Corporate Governance Committee independently reviews and assesses corporate governance issues related to contemplated related party transactions.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended to be presented at the 2010 Annual Meeting of Stockholders (scheduled for February 22, 2010) must be received by the Company for inclusion in the Proxy Statement and form of proxy on or prior to 120 days in advance of the first anniversary of the date of this Proxy Statement. If a stockholder intends to present a proposal at the 2010 Annual Meeting of Stockholders, but does not seek to include such proposal in the Company’s Proxy Statement and form of proxy, such proposal must be received by the Company on or prior to 45 days in advance of the first anniversary of the date of this Proxy Statement or the persons named in the form of proxy for the 2010 Annual Meeting of Stockholders will be entitled to use their discretionary voting authority should such proposal then be raised at such meeting, without any discussion of the matter in the Company’s Proxy Statement or form of proxy. Furthermore, stockholders must follow the procedures set forth in Article I, Section 8, of the Company’s Second Amended and Restated By-Laws in order to present proposals at the 2010 Annual Meeting of Stockholders.

OTHER MATTERS

The proxy card enclosed with this Proxy Statement is solicited from Class B stockholders by and on behalf of the Management of the Company. A person giving the proxy has the power to revoke it.

The expense for soliciting proxies for this Annual Meeting of Stockholders is to be paid by the Company. Solicitations of proxies also may be made by personal calls upon or telephone or telegraphic communications with stockholders, or their representatives, by not more than five officers or regular employees of the Company who will receive no compensation for doing so other than their regular salaries.

Management knows of no matters to be presented at the Annual Meeting of Stockholders other than the above proposals. However, if any other matters properly come before the Annual Meeting of Stockholders, it is the intention of the persons named in the accompanying form of proxy to vote the proxy in accordance with their judgment on such matters.

/s/ Gary R. Martz

Gary R. Martz
Secretary

January 9, 2009

GREIF

GREIF, INC.
425 WINTER ROAD
DELAWARE, OH 43015

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

GREIF1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

GREIF, INC.

Vote on Directors

	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
Item I. THE ELECTION OF ALL DIRECTOR NOMINEES LISTED BELOW (except as marked to the contrary to the right)	☐	☐	☐	____________________

Nominees:

01) Vicki L. Avril
02) Michael H. Dempsey
03) Bruce A. Edwards
04) Mark A. Emkes
05) John F. Finn
06) Michael J. Gasser
07) Daniel J. Gunsett
08) Judith D. Hook
09) Patrick J. Norton

Please date and sign this proxy exactly as your name appears hereon; joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GREIF, INC.

introduces

Electronic Delivery of Proxy Materials

ELECTRONIC MAILINGS WILL LOWER THE COMPANY'S COSTS AND SHOULD BE MORE CONVENIENT FOR YOU.	*It's Easy - Please Follow These 5 Steps:*
Greif is pleased to offer our Registered Stockholders the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise. To participate, please follow the directions on the right. You will receive notification by e-mail when the materials are available for review.	① Log onto the Internet at www.greif.com ② Go to *Investor Relations*, then *Open Enrollment* ③ Enter your Social Security or Tax I.D. Number ④ Enter your e-mail address ⑤ Enter a PIN number of your choice

Investor Relations/Proxy E-Delivery

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 23, 2009. The Proxy Statement and Annual Report are available at www.proxyvote.com.

GREIF, INC.
CLASS B PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS
CALLED FOR FEBRUARY 23, 2009
This Proxy is Solicited on Behalf of Management

The undersigned, being the record holder of Class B Common Stock and having received the Notice of Annual Meeting of Stockholders and the Proxy Statement related thereto dated January 9, 2009, hereby appoints Michael J.Gasser, Vicki L. Avril, Michael H. Dempsey, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook and Patrick J. Norton, and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 A.M., Eastern Time, on February 23, 2009, and at any adjournment thereof, as indicated on the reverse side.

The Shares represented by this proxy will be voted upon the proposal listed on the reverse side in accordance with the instructions given by the undersigned, but if this proxy is signed and returned and no instructions are given, this proxy will be voted to elect all of the nominees for directors as set forth in Item I on the reverse side, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting of Stockholders.

PLEASE SEE REVERSE SIDE

GREIF

GREIF, INC.
425 WINTER ROAD
DELAWARE, OH 43015

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

GREIF1 — KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. — DETACH AND RETURN THIS PORTION ONLY

GREIF, INC.

Vote on Directors

	For All	Withhold All	For All Except
Item I. THE ELECTION OF ALL DIRECTOR NOMINEES LISTED BELOW (except as marked to the contrary to the right)	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Vicki L. Avril
02) Michael H. Dempsey
03) Bruce A. Edwards
04) Mark A. Emkes
05) John F. Finn
06) Michael J. Gasser
07) Daniel J. Gunsett
08) Judith D. Hook
09) Patrick J. Norton

Please date and sign this proxy exactly as your name appears hereon; joint owners should each sign personally. Trustees and others signing in a representative capacity should indicate the capacity in which they sign.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

GREIF, INC.

introduces

Electronic Delivery of Proxy Materials

ELECTRONIC MAILINGS WILL LOWER THE COMPANY'S COSTS AND SHOULD BE MORE CONVENIENT FOR YOU.	*It's Easy - Please Follow These 5 Steps:*
Greif is pleased to offer our Registered Stockholders the convenience of viewing Proxy Statements, Annual Reports to Stockholders and related materials on-line. With your consent, we can stop sending paper copies of these documents beginning next year and until you notify us otherwise. To participate, please follow the directions on the right. You will receive notification by e-mail when the materials are available for review.	① Log onto the Internet at www.greif.com ② Go to *Investor Relations*, then *Open Enrollment* ③ Enter your Social Security or Tax I.D. Number ④ Enter your e-mail address ⑤ Enter a PIN number of your choice

Investor Relations/Proxy E-Delivery

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on February 23, 2009. The Proxy Statement and Annual Report are available at www.proxyvote.com.

GREIF, INC.
CLASS B PROXY
FOR THE ANNUAL MEETING OF STOCKHOLDERS
CALLED FOR FEBRUARY 23, 2009
This Proxy is Solicited on Behalf of Management

The undersigned, being the record holder of Class B Common Stock and having received the Notice of Annual Meeting of Stockholders and the Proxy Statement related thereto dated January 8, 2009, hereby appoints Michael J.Gasser, Vicki L. Avril, Michael H. Dempsey, Bruce A. Edwards, Mark A. Emkes, John F. Finn, Daniel J. Gunsett, Judith D. Hook and Patrick J. Norton, and each or any of them as proxies, with full power of substitution, to represent the undersigned and to vote all shares of Class B Common Stock of Greif, Inc. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 425 Winter Road, Delaware, Ohio 43015, at 10:00 A.M., Eastern Time, on February 23, 2009, and at any adjournment thereof, as indicated on the reverse side.

The Shares represented by this proxy will be voted upon the proposal listed on the reverse side in accordance with the instructions given by the undersigned, but if this proxy is signed and returned and no instructions are given, this proxy will be voted to elect all of the nominees for directors as set forth in Item I on the reverse side, and in the discretion of the proxies on any other matter which properly comes before the Annual Meeting of Stockholders.

PLEASE SEE REVERSE SIDE

GREIF

GREIF, INC.
425 WINTER ROAD
DELAWARE, OH 43015

GREIF, INC.

THE ENCLOSED MATERIAL HAS BEEN SENT TO CLASS 107 (NON-VOTING STOCK) HOLDERS FOR INFORMATIONAL PURPOSES ONLY.

GRIFR1

GREIF, INC.

The following proposals are being considered at the upcoming meeting. This information is being provided for informational purposes only.

Item I. THE ELECTION OF ALL DIRECTOR NOMINEES LISTED BELOW
(except as marked to the contrary to the right)

Nominees:

01) Vicki L. Avril
02) Michael H. Dempsey
03) Bruce A. Edwards
04) Mark A. Emkes
05) John F. Finn
06) Michael J. Gasser
07) Daniel J. Gunsett
08) Judith D. Hook
09) Patrick J. Norton

TO RECEIVE FUTURE GREIF, INC. STOCKHOLDER COMMUNICATIONS VIA THE INTERNET, PLEASE GO TO WWW.ICSDELIVERY.COM/HTTP://ENROLL.ICSDELIVERY.COM/DEF, AND FOLLOW THE SIMPLE INSTRUCTIONS.

GREIF, INC.

THE ENCLOSED MATERIAL HAS BEEN SENT TO CLASS 107 (NON-VOTING STOCK) HOLDERS FOR INFORMATIONAL PURPOSES ONLY.

GRIFB1

GREIF, INC.

The following proposals are being considered at the upcoming meeting. This information is being provided for informational purposes only.

Item I. THE ELECTION OF ALL DIRECTOR NOMINEES LISTED BELOW
(except as marked to the contrary to the right)

Nominees:

01) Vicki L. Avril
02) Michael H. Dempsey
03) Bruce A. Edwards
04) Mark A. Emkes
05) John F. Finn
06) Michael J. Gasser
07) Daniel J. Gunsett
08) Judith D. Hook
09) Patrick J. Norton

GREIF, INC.

**** IMPORTANT NOTICE ****

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review before you cast your vote are now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

GREIF

GREIF, INC.
425 WINTER ROAD
DELAWARE, OH 43015

R1GRF1

Stockholder Meeting to be held on 02/23/09

Proxy Materials Available

- Notice and Proxy Statement
- Annual Report

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below on or before 02/09/09.

HOW TO VIEW MATERIALS VIA THE INTERNET

Have the 12 Digit Control Number available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS

1) BY INTERNET - www.proxyvote.com
2) BY TELEPHONE - 1-800-579-1639
3) BY E-MAIL* - sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information and Instructions on How to Vote

Meeting Information

Meeting Type: Annual
Meeting Date: 02/23/09
Meeting Time: 10:00 A.M., EST
For holders as of: 12/26/08

Meeting Location:

Greif, Inc.
425 Winter Road
Delaware, OH 43015

Meeting Directions:

For Meeting Directions, Please Call:
740-549-6003

How To Vote

Vote In Person

Many stockholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the Meeting, you will need to request a ballot to vote these shares.

Vote By Internet

To vote *now* by Internet, go to **WWW.PROXYVOTE.COM.** Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your notice in hand when you access the website and follow the instructions.

R1GRF2

Voting Items

The Board of Directors recommends a vote FOR Proposal 1.

Item I. THE ELECTION OF ALL DIRECTOR NOMINEES LISTED BELOW (except as marked to the contrary to the right)

Nominees:

01) Vicki L. Avril
02) Michael H. Dempsey
03) Bruce A. Edwards
04) Mark A. Emkes
05) John F. Finn
06) Michael J. Gasser
07) Daniel J. Gunsett
08) Judith D. Hook
09) Patrick J. Norton

R1GRF3

GREIF, INC.

** IMPORTANT NOTICE **

Regarding the Availability of Proxy Materials

You are receiving this communication because you hold shares in the above company, and the materials you should review are now available. **This notice will enable you to access Greif, Inc. materials for informational purposes only.**

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials.

GREIF

GREIF, INC.
425 WINTER ROAD
DELAWARE, OH 43015

R1GRI1

Stockholder Meeting to be held on 02/23/09

Proxy Materials Available

- Notice and Proxy Statement
- Annual Report

PROXY MATERIALS - VIEW OR RECEIVE

You can choose to view the materials online or receive a paper or e-mail copy. There is NO charge for requesting a copy. Requests, instructions and other inquiries will NOT be forwarded to your investment advisor.

To facilitate timely delivery please make the request as instructed below.

HOW TO VIEW MATERIALS VIA THE INTERNET

Have the 12 Digit Control Number(s) available and visit: www.proxyvote.com

HOW TO REQUEST A COPY OF MATERIALS

1) BY INTERNET - www.proxyvote.com
2) BY TELEPHONE - 1-800-579-1639
3) BY E-MAIL* - sendmaterial@proxyvote.com

*If requesting materials by e-mail, please send a blank e-mail with the 12 Digit Control Number (located on the following page) in the subject line.

See the Reverse Side for Meeting Information

Meeting Information

Meeting Type:	Annual
Meeting Date:	02/23/09
Meeting Time:	10:00 A.M., EST
For holders as of:	12/26/08

Meeting Location:

Greif, Inc.
425 Winter Road
Delaware, OH 43015

R1GRI2

Voting Items

The following proposals are being considered at the upcoming meeting. This information is being provided for informational purposes only.

Item I. THE ELECTION OF ALL DIRECTOR NOMINEES LISTED BELOW (except as marked to the contrary to the right)

Nominees:

01) Vicki L. Avril
02) Michael H. Dempsey
03) Bruce A. Edwards
04) Mark A. Emkes
05) John F. Finn
06) Michael J. Gasser
07) Daniel J. Gunsett
08) Judith D. Hook
09) Patrick J. Norton

R1GRI3